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                                                                       EXHIBIT 2

                         AGREEMENT AND PLAN OF MERGER
                                   BETWEEN
                              BANCORPSOUTH, INC.
                                     AND
                            WES-TENN BANCORP, INC.


                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of June 16, 1995 by and between BANCORPSOUTH, INC., a Mississippi corporation having its principal place of business in Tupelo, Mississippi ("BancorpSouth"), and WES-TENN BANCORP, INC., a Tennessee corporation having its principal place of business in Covington, Tennessee ("Wes-Tenn").

      WHEREAS, BancorpSouth, a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Act"), is the owner of all of the issued and outstanding shares of common stock of Volunteer Bank, a Tennessee banking corporation headquartered in Jackson, Tennessee ("Volunteer"); and

      WHEREAS, Wes-Tenn, a registered bank holding company under the Act, is the owner of all of the issued and outstanding shares of common stock of Tennessee Community Bank, a Tennessee banking corporation headquartered in Covington, Tennessee ("TCB"), and TCB is the owner of all of the issued and outstanding shares of common stock of (i) TC Finance, Inc, a Tennessee corporation ("TCF"), (ii) Wes-Tenn Mortgage Finance, Inc., a Tennessee corporation ("Wes-Tenn Mortgage"), and (iii) West Tennessee Life Insurance Company, an Arizona corporation ("West Tennessee Life") (TCF, Wes-Tenn Mortgage, and West Tennessee Life being hereinafter collectively referred to as the "TCB Subsidiaries"); and

      WHEREAS, the parties hereto deem it desirable for TCB and the TCB Subsidiaries to be acquired by BancorpSouth through the merger of Wes-Tenn with and into BancorpSouth pursuant to the applicable laws of Mississippi and Tennessee and in accordance with the provisions of this Agreement (the "Parent Merger") and simultaneously therewith, for TCB to be merged with and into Volunteer pursuant to the applicable laws of Tennessee and in accordance with the provisions of this Agreement (the "Bank Merger" and collectively with the Parent Merger, the "Transaction"); and

      WHEREAS, the Boards of Directors of BancorpSouth and Wes-Tenn are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders; and

      WHEREAS, the mergers described herein are subject to the approvals of the shareholders of Wes-Tenn (and under certain
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circumstances, of BancorpSouth), the Board of Governors of the Federal Reserve
System, the Commissioner of the Department of Financial Institutions of the State of Tennessee and the Federal Deposit Insurance Corporation, and the satisfaction of certain other conditions described in this Agreement; and

      WHEREAS, the parties intend that this Agreement constitute a plan of reorganization by a transaction of a type described in Section 368(a) of the Code; and

      WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties, agreements, covenants, conditions, and other provisions with respect to the Transaction;

      NOW, THEREFORE, in consideration of the mutual agreements, covenants, and other provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE ONE

                               THE TRANSACTION

      Section 1.1 Components of the Transaction. (a) Subject to the adoption and approval by the shareholders of Wes-Tenn (and of BancorpSouth if necessary) of this Agreement, and subject to the other terms and conditions contained herein, at the Effective Time of the Transaction (as defined in Section 1.8 hereof), Wes-Tenn shall be merged with and into BancorpSouth, (with BancorpSouth being the resulting or surviving corporation (the "Surviving Corporation")). At the Effective Time of the Transaction, the outstanding shares of common stock of Wes-Tenn, $1.00 par value per share ("Wes-Tenn Common Stock"), shall be converted into shares of common stock of BancorpSouth, $2.50 par value per share ("BancorpSouth Common Stock"), as described in Section 1.2 hereof. The Governing Documents of BancorpSouth as in effect immediately prior to the Effective Time of the Transaction shall be the Governing Documents of the Surviving Corporation with no amendment being made as a result of the Parent Merger. From and after the Effective Time of the Transaction, the separate existence of Wes-Tenn shall cease; Wes-Tenn shall be merged into BancorpSouth; and BancorpSouth, without further action, shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of Wes-Tenn; and all and singular the rights, privileges, powers, and franchises of Wes-Tenn and all property, real, personal, and mixed, and all debts due to Wes-Tenn on whatever account, for stock subscriptions as well as for all





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other choses in action belonging to Wes-Tenn, shall be vested in BancorpSouth as effectually as they were vested in Wes-Tenn; and all property, rights, privileges, powers, and franchises and all and every other interest shall be thereafter as effectually the property of BancorpSouth as they were of Wes-Tenn; and the title to any real estate vested by deed or otherwise in BancorpSouth or Wes-Tenn shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of Wes-Tenn shall be preserved unimpaired; and all debts, liabilities, and duties of Wes-Tenn shall attach to BancorpSouth and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by BancorpSouth. From and after the Effective Time of the Transaction, each of TCB and the BancorpSouth Subsidiaries shall be a subsidiary of the Surviving Corporation. At any time, or from time to time, after the Effective Time of the Transaction, the officers of BancorpSouth may, in the name of Wes-Tenn, execute all such deeds, assignments, and other instruments and take or cause to be taken, in the name of Wes-Tenn, all such further or other action as BancorpSouth may deem necessary or desirable in order to vest, perfect, or confirm BancorpSouth's title to and possession of all of Wes-Tenn's property, rights, privileges, powers, and franchises and otherwise to carry out the purposes of this Agreement.

      (b) Subject to the adoption and approval by the shareholders of Wes-Tenn (and of BancorpSouth if necessary) of this Agreement, and subject to the other terms and conditions contained herein, at the Effective Time of the Transaction TCB shall be merged with and into Volunteer (with Volunteer being the resulting or surviving bank (the "Surviving Bank")). At the Effective Time of the Transaction, the outstanding shares of common stock of TCB, $50.00 par value per share, shall be converted into shares of common stock of Volunteer, $10.00 par value per share. The Governing Documents of Volunteer as in effect immediately prior to the Effective Time of the Transaction shall be the Governing Documents of the Surviving Bank with no amendment being made as a result of the Bank Merger other than any amendment necessary to accommodate representation on the board of directors of Volunteer as provided for by
Section 7.1 of this Agreement. From and after the Effective Time of the Transaction, the separate existence of TCB shall cease; TCB shall be merged into Volunteer; and Volunteer, without further action, shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature (including the right to operate all branches of TCB), and be subject to all the restrictions, disabilities, and duties of TCB; and all and singular the rights, privileges, powers, and franchises of TCB and all property, real, personal, and mixed, and all debts due to TCB on whatever account, for stock subscriptions as well as for all other choses in action belonging to TCB, shall be vested in Volunteer as effectually as they were vested in TCB; and all property, rights, privileges, powers, and franchises and all and





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every other interest shall be thereafter as effectually the property of
Volunteer as they were of TCB; and the title to any real estate vested by deed or otherwise in TCB or any TCB Subsidiary shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of TCB shall be preserved unimpaired; and all debts, liabilities, and duties of TCB shall attach to Volunteer and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by Volunteer. From and after the Effective Time of the Transaction, each of the TCB Subsidiaries shall be a subsidiary of the Surviving Bank. At any time, or from time to time, after the Effective Time of the Transaction, the officers of Volunteer may, in the name of TCB or any TCB Subsidiary, execute all such deeds, assignments, and other instruments and take or cause to be taken, in the name of TCB or such TCB Subsidiary, all such further or other action as Volunteer may deem necessary or desirable in order to vest, perfect, or confirm Volunteer's title to and possession of all of TCB or such TCB Subsidiary's property, rights, privileges, powers, and franchises and otherwise to carry out the purposes of this Agreement.

      Section 1.2 Conversion of Wes-Tenn Common Stock. At the Effective Time of the Transaction, by virtue of the Parent Merger and without the necessity of any action on the part of BancorpSouth, Wes-Tenn, or the shareholders of Wes- Tenn, all of the outstanding shares of Wes-Tenn Common Stock shall be converted into shares of BancorpSouth Common Stock as follows:

      (a)   Except as provided in paragraphs (c), (d) and (e) of this Section
1.2 and in Section 7.2, as of the Effective Time of the Transaction, each holder of record (other than a dissenting shareholder who perfects statutory dissenters' rights as set forth in paragraph (d) of this Section 1.2) of shares of Wes-Tenn Common Stock (each such holder as of such time being hereinafter sometimes referred to as an "Eligible Wes-Tenn Shareholder") shall be entitled to receive, in exchange for each share of Wes-Tenn Common Stock, 0.6296 of a share of BancorpSouth Common Stock (the "Exchange Ratio"), and each such share shall be converted into BancorpSouth Common Stock in accordance with the Exchange Ratio as hereinafter set forth, plus the right to receive cash in lieu of fractional shares as provided in Section 1.4 hereof. Notwithstanding the preceding sentence, in the event that, between the date of this Agreement and the Closing, BancorpSouth subdivides its outstanding shares of BancorpSouth Common Stock into a greater number of shares by means of a stock split or stock dividend or effects a reclassification of its common stock (such stock split, stock dividend, or reclassification being hereinafter referred to as a "Stock Event"), then the Exchange Ratio shall be adjusted so that, at the Effective Time of the Transaction, each Eligible Wes-Tenn Shareholder (other than a dissenting shareholder who perfects statutory dissenters' rights as set forth in paragraph (d) of this





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Section 1.2) shall be entitled to receive, in exchange for each share of
Wes-Tenn Common Stock, a number of shares of BancorpSouth Common Stock (in the manner hereinafter set forth) adjusted to reflect what such Eligible Wes-Tenn Shareholder would have received if the shares of BancorpSouth Common Stock issuable hereunder had been issued immediately prior to the Stock Event.

      (b) For the purposes of the exchange contemplated in the preceding paragraph:

            (i) the Wes-Tenn Book Value per share was determined to be $11.88 and was multiplied by 2.05 in calculating the Exchange Ratio. This value was based upon unaudited financial statements prepared as of May 31, 1995 in accordance with generally accepted accounting principles, applied on a consistent basis with prior periods ("GAAP"), subject to certain understandings or adjustments agreed upon by the parties.

            (ii) BancorpSouth Common Stock was valued at $38.675 per share (the "BancorpSouth Price"). This value was computed by taking the average of the high "bid" and low "ask" price for BancorpSouth Common Stock (as reported by NASDAQ) for each of the twenty (20) trading days to and including June 13, 1995, and then computing the average of such averages.

      (c) On the day prior to the proposed Closing Date, the high "bid" and low "ask" price for BancorpSouth Common Stock (as reported by NASDAQ) for each of the twenty (20) trading days immediately preceding the proposed Closing Date shall be averaged, and the average of such averages shall constitute the "Recalculated Price." The Exchange Ratio may be adjusted as follows:

            (i) in the event that the Recalculated Price is less than $32.8738, Wes-Tenn may, at its option and without penalty, terminate this Agreement unless BancorpSouth agrees to recalculate the Exchange Ratio using the following value for the BancorpSouth Price:

$38.675 - ($32.8738 - Recalculated Price) = BancorpSouth Price

            (ii) in the event that the Recalculated Price is more than $44.4763, BancorpSouth may, at its option and without penalty, terminate this Agreement unless Wes-Tenn agrees to recalculate the Exchange Ratio using the following value for BancorpSouth Common Stock:

$38.675 + (Recalculated Price - $44.4763) = BancorpSouth Price





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Except as set forth in clauses (i) and (ii) above, no adjustment shall be made in the Exchange Ratio for any change in the market price of BancorpSouth Common Stock between the date hereof and the Closing Date.

      (d) Any shareholder of Wes-Tenn who, before the taking of the vote of Wes-Tenn shareholders to approve the Transaction and adopt this Agreement as described in Section 1.5 hereof, shall have delivered a written notice to Wes-Tenn objecting to the Transaction, shall have refrained from voting his shares in approval of the Transaction, and shall have demanded payment for the fair value of such shares, all in accordance with the Tennessee Business Corporation Act ("BCA"), shall not be entitled to receive any shares of BancorpSouth Common Stock pursuant to paragraph (a) of this Section 1.2, to vote such shares for any purpose, to receive any dividends or other distributions payable to holders thereof, or to exercise any other right with respect to such shares except as provided by the BCA.

      (e) Any shares of Wes-Tenn Common Stock which, immediately prior to the Effective Time of the Transaction, are owned or held directly or indirectly by BancorpSouth (other than in a fiduciary capacity or as a result of debts previously contracted), and any shares of Wes-Tenn Common Stock which, immediately prior to the Effective Time of the Transaction, are held in Wes-Tenn's treasury shall, at the Effective Time of the Transaction, be canceled and cease to exist. Any certificates for such shares shall, as promptly as practicable following the Effective Time of the Transaction, be canceled, and no BancorpSouth Common Stock shall be issued or delivered in respect of such shares.

      Section 1.3 Exchange of Certificates. (a) After the Effective Time of the Transaction, holders of certificates theretofore evidencing outstanding shares of Wes-Tenn Common Stock, upon surrender of such certificates to such agent or agents as shall be appointed by BancorpSouth (the "Exchange Agent"), shall be entitled to receive certificates representing the number of whole shares of BancorpSouth Common Stock into which shares of Wes-Tenn Common Stock theretofore represented by such surrendered certificates shall have been converted, as provided in Section 1.2(a) hereof, and cash payments in lieu of fractional shares, if any, as provided in Section 1.4 hereof. As soon as practicable after the Effective Time of the Transaction, the Exchange Agent will send to each Wes-Tenn shareholder of record as of the Effective Time of the Transaction whose stock shall have been converted into BancorpSouth Common Stock a notice and transmittal form advising such shareholder of the effectiveness of the Parent Merger and the procedure for surrender to the Exchange Agent (which may appoint forwarding agents) of outstanding certificates formerly evidencing Wes-Tenn Common Stock in exchange for new certificates for





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BancorpSouth Common Stock.  The certificate or certificates so surrendered shall be duly endorsed if the Exchange Agent so requires. Upon surrender, each certificate evidencing Wes-Tenn Common Stock shall be canceled. For the purpose of assisting Wes-Tenn shareholders in the exchange of certificates, BancorpSouth will endeavor to have representatives of the Exchange Agent available at such TCB locations as may be mutually acceptable to BancorpSouth and Wes-Tenn.

      (b) Until surrendered as provided in Section 1.3(a) hereof, each outstanding certificate which prior to the Effective Time of the Transaction represented Wes-Tenn Common Stock (other than shares referred to in Sections 1.2(d) and (e) hereof) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of BancorpSouth Common Stock into which the shares of Wes-Tenn Common Stock formerly represented thereby were converted in the Parent Merger. Until such outstanding certificates formerly representing Wes-Tenn Common Stock are so surrendered, no dividend payable to holders of record of BancorpSouth Common Stock shall be paid to any holder of such outstanding certificates. However, upon surrender of such outstanding certificates by such holder, there shall be paid to such holder, without interest, the amount of: (i) any cash dividends, which had a record date occurring on or subsequent to the Effective Time of the Transaction, theretofore paid with respect to such whole shares of BancorpSouth Common Stock; and (ii) any cash payable to such holder in lieu of fractional shares pursuant to Section 1.4 hereof. At the close of business on the last business day immediately preceding the Closing (as defined in Section 1.7 hereof), the stock transfer books of Wes-Tenn shall be closed, and no transfer of shares of Wes-Tenn Common Stock shall thereafter be made.

      (c) If any new certificate for BancorpSouth Common Stock or any check representing cash is to be issued in a name other than that in which a certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer. The person requesting any such transfer shall affix any requisite stock transfer tax stamps to the certificate surrendered, or pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate for shares of BancorpSouth Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      Section 1.4 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of BancorpSouth Common Stock, and no certificate or scrip therefor or other evidence of ownership thereof, will be issued in exchange for any shares of





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Wes-Tenn Common Stock; no dividend or distribution with respect to BancorpSouth
Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of BancorpSouth. In lieu of such fractional share interest, any holder of Wes-Tenn Common Stock who would otherwise be entitled to receive, as a result of the Parent Merger, a fractional share of BancorpSouth Common Stock will, upon surrender of his certificate or certificates representing Wes-Tenn Common Stock outstanding immediately prior to the Effective Time of the Transaction, be paid the cash value of such fractional share interest, which shall be equal to the product of the fraction of one share of BancorpSouth Common Stock multiplied by the BancorpSouth Price that was used to compute the Exchange Ratio. For the purposes of determining any such fractional share interests, all shares of Wes-Tenn Common Stock owned by a Wes-Tenn shareholder shall be combined so as to calculate the maximum number of whole shares of BancorpSouth Common Stock issuable to such Wes-Tenn shareholder.

      Section 1.5 Shareholders' Meeting. Wes-Tenn shall call a meeting of its shareholders in accordance with the applicable provisions of Tennessee law for the purpose of considering and voting on this Agreement and the transactions contemplated hereby (the "Wes-Tenn Shareholders' Meeting"). The Wes-Tenn Shareholders' Meeting shall be held as soon as practicable after the receipt of all required regulatory approvals. The board of directors of Wes-Tenn, consistent with its fiduciary duties and to the extent permitted by law, shall use its best efforts to solicit the requisite vote for approval of the Transaction by the shareholders of Wes-Tenn and shall recommend to such shareholders that they approve the Transaction and adopt and approve this Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Wes-Tenn Common Stock eligible to vote at the Wes-Tenn Shareholders' Meeting shall be required for such approval.

      (b) If deemed necessary or desirable by BancorpSouth, BancorpSouth shall call a meeting of its shareholders in accordance with the applicable provisions of Mississippi law for the purpose of considering and voting on this Agreement and the transactions contemplated hereby (the "BancorpSouth Shareholders' Meeting"). The BancorpSouth Shareholders' Meeting shall be held as soon as practicable after the receipt of all required regulatory approvals. The board of directors of BancorpSouth, consistent with its fiduciary duties and to the extent permitted by law, shall use its best efforts to solicit the requisite vote for approval of the Transaction by the shareholders of Bancorpsouth and shall recommend to such shareholders that they approve the Transaction and adopt and approve this Agreement.





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      Section 1.6       Cooperation; Regulatory Approvals.  Subject to the
terms and conditions of this Agreement, each of BancorpSouth and Wes-Tenn agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations (including, without limitation, using reasonable effort to lift or rescind any injunction or restraining order or other order adversely affecting the ability of BancorpSouth and Wes-Tenn, or either of them) to consummate and make effective, as soon as practicable after the date hereof, the Transaction. Each of BancorpSouth and Wes-Tenn shall use, and shall cause each of Volunteer, TCB and the TCB Subsidiaries as the case may be, to use, its best efforts to obtain consents of all third parties and governmental bodies (including, without limitation, the Securities and Exchange Commission (the "SEC"), the Board of Governors of the Federal Reserve System (the "FRB"), the regulatory authorities of Mississippi and Tennessee, and the shareholders of Wes-Tenn) necessary or desirable for the consummation of the transactions contemplated hereby.

      Section 1.7 Closing. Not later than 30 days following satisfaction (or waiver, if permitted hereunder) of the closing conditions set forth in Article Five hereof, and subject to the other terms and conditions of this Agreement, the closing for the consummation of the Transaction and other transactions contemplated hereby shall take place at the offices of Waller Lansden Dortch & Davis in Nashville, Tennessee at 11:00 A.M., local time, or at such other time or place as the parties hereto may mutually agree upon in writing (the "Closing"). At the Closing, (i) Wes-Tenn shall be furnished with a certificate signed by the Chairman of the Board of BancorpSouth as to the fulfillment of the conditions contained in Sections 5.1 and 5.2, (ii) BancorpSouth shall be furnished with a certificate signed by the President of Wes-Tenn as to the fulfillment of the conditions contained in Sections 5.1 and 5.3, (iii) the various deliveries of documents provided for in Sections 5.1,
5.2 and 5.3 shall occur, and (iv) BancorpSouth and Wes-Tenn shall execute all instruments and documents in such form as required by and in accordance with the relevant provisions of applicable state and federal law in order to consummate the Transaction and other transactions contemplated hereby. The date on which the Closing is completed is referred to herein as the "Closing Date."

      Section 1.8 The Effective Time of the Transaction. (a) Immediately following the Closing, in order to consummate the Transaction, the parties shall cause the filing with the Secretary of State of each of Mississippi and Tennessee of all necessary instruments and documents in such form as required by and in accordance with the relevant provisions of applicable Mississippi and Tennessee law. The "Effective Time of the Transaction" shall





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be 5:00 P.M. on the Closing Date or such other time as of which the Transaction shall have become effective in accordance with the applicable provisions of the laws of Mississippi and Tennessee.

      (b) Unless otherwise mutually agreed upon in writing by the chief executive officers of BancorpSouth and Wes-Tenn, the parties shall cause the Effective Time of the Transaction to occur on the first business day following the last to occur of (i) the date that is fifteen (15) days after the date of the order of the FRB approving the Parent Merger pursuant to the Act, (ii) the effective date (including expiration of any applicable waiting period) of the order of any other federal or state regulatory agency approving the Transaction, if such approval is required, or the expiration of any required waiting period after the filing of any required notice to any federal or state regulatory agency required for consummation of the Transaction, (iii) the date on which the shareholders of Wes-Tenn approve this Agreement, or (iv) such later date as may be agreed upon by the parties.

      Section 1.9       Certain Undertakings.

      (a) Undertakings of Wes-Tenn. Wes-Tenn undertakes and agrees on behalf of itself and for TCB and the TCB Subsidiaries where appropriate:

            (i) To join with BancorpSouth in executing and delivering this Agreement.

            (ii) To cooperate with BancorpSouth in the preparation by BancorpSouth of a proxy statement (the "Proxy Statement"), a notice of meeting, and a form of proxy to be used in connection with the Wes-Tenn Shareholders' Meeting, and to cooperate with BancorpSouth in finalizing and distributing such proxy material in furtherance of the purposes set forth in Section 1.5 hereof.

            (iii) To use its best efforts and to take any and all necessary or appropriate actions (including the payment of all required filing fees, other than filing fees required to be paid by BancorpSouth), and to cause its officers, directors, employees, agents, and representatives to use their best efforts and to take all steps in good faith within their power, to cause to be fulfilled those of the conditions precedent to its or to BancorpSouth's (or their respective subsidiaries') obligations to consummate the Transaction which are dependent upon its or their actions, including but not limited to requesting the delivery of appropriate opinions and letters from its counsel and accountants.





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            (iv)  To join with BancorpSouth, upon the fulfillment of the conditions precedent to Wes-Tenn's obligations to consummate the Transaction, in executing and delivering such documents and making such filings as shall cause the consummation of the Transaction.

            (v) To keep BancorpSouth closely advised of all material developments relevant to the consummation of the Transaction, to give prompt written notice to BancorpSouth upon becoming aware of any impending or threatened occurrence of any event that would cause or constitute a breach of any of the representations and warranties of Wes-Tenn contained in this Agreement, and to use its best efforts to prevent or promptly to remedy the same.

            (vi) To maintain, and to cause its officers, directors, employees, agents, and representatives (including TCB and the TCB Subsidiaries and their officers, directors, employees, agents, and representatives) to maintain, in accordance with the provisions of Section 4.3(b) hereof, the confidentiality of all confidential information, abstracts and derivatives thereof, furnished to it or them by BancorpSouth or any BancorpSouth Subsidiary concerning its business, assets, and financial condition; and not to use, and to cause its officers, directors, employees, agents, and representatives (including TCB and the TCB Subsidiaries and their officers, directors, employees, agents, and representatives) not to use, such information except in furtherance of the transactions contemplated by this Agreement; and to return, and to cause its officers, directors, employees, agents, and representatives (including TCB and the TCB Subsidiaries and their officers, directors, employees, agents, and representatives) to return, if this Agreement is terminated, all documents and copies of confidential information, abstracts and derivatives thereof, received from BancorpSouth or any BancorpSouth Subsidiary.

            (vii) To furnish BancorpSouth with all information concerning Wes-Tenn, TCB, and the TCB Subsidiaries reasonably required for (A) inclusion in the S-4 Registration Statement (or an amendment to any existing S-4 Registration Statement) to be filed with the SEC for the purpose of registering a number of shares of BancorpSouth Common Stock to be exchanged for shares of Wes-Tenn Common Stock in the Transaction (the "S-4 Registration Statement") and (B) any application made by BancorpSouth to any governmental or regulatory body in





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      connection with the transactions contemplated by this Agreement.

      (b) Undertakings of BancorpSouth. BancorpSouth undertakes and agrees for itself and for Volunteer where appropriate:

            (i) To join with Wes-Tenn in executing and delivering this Agreement.

            (ii) To prepare or cause to be prepared, as soon as practicable after the date of this Agreement, a draft of the S-4 Registration Statement and the Proxy Statement, to share such draft with Wes-Tenn, and to cooperate with Wes-Tenn in finalizing such S-4 Registration Statement and the Proxy Statement (and any amendments thereto) and to use its best efforts to cause the S-4 Registration Statement to become effective as soon as practicable.

            (iii) To use its best efforts and to take any and all necessary or appropriate actions (including the payment of all required filing fees and printing costs), and to cause its officers, directors, employees, agents, and representatives to use their best efforts and to take all steps in good faith within their power, to cause to be fulfilled those of the conditions precedent to its or Wes-Tenn's (or their respective subsidiaries') obligations to consummate the Transaction which are dependent upon its or their actions, including but not limited to requesting the delivery of appropriate opinions and letters from its counsel.

            (iv) To join with Wes-Tenn, upon the fulfillment of the conditions precedent to BancorpSouth's obligations to consummate the Transaction, in executing and delivering such documents and making such filings as shall cause the consummation of the Transaction.

            (v) To keep Wes-Tenn closely advised of all material developments relevant to the consummation of the Transaction, to give prompt written notice to Wes-Tenn upon becoming aware of any impending or threatened occurrence of any event that would cause or constitute a breach of any of the representations and warranties of BancorpSouth contained in this Agreement, and to use its best efforts to prevent or promptly to remedy the same.

            (vi) To maintain, and to cause its officers, directors, employees, agents, and representatives (including the BancorpSouth Subsidiaries and their officers, directors, employees, agents, and representatives) to maintain, in accordance with the provisions of
      Section 4.3(b) hereof; the confidentiality of all confidential information, abstracts and derivatives thereof, furnished to it or them by Wes-Tenn, TCB, or any TCB Subsidiary concerning its business, assets, and financial condition; and not to use, and to cause its officers, directors, employees, agents, and representatives (including the BancorpSouth Subsidiaries and their officers, directors, employees, agents, and representatives) not to use, such information except in furtherance of the transactions contemplated by this Agreement; and to return, and to cause its officers, directors, employees, agents, and representatives (including the BancorpSouth Subsidiaries and their officers, directors, employees, agents, and representatives) to return, if this Agreement is terminated, all documents and copies of confidential information, abstracts and derivatives thereof, received from Wes-Tenn, TCB and the TCB Subsidiaries.

            (vii) To provide employees of TCB who are hired as employees of Volunteer after the Transaction with the same employee benefits as other new hires of Volunteer, to give effect to all prior years of service with TCB for purposes of determining employee benefit eligibility waiting periods (but not benefit vesting or accrual), and to waive any uninsured waiting period otherwise applicable to health insurance provided to such employees; provided, however, that such employees of TCB shall be given credit for past years of service with TCB for vesting purposes (but not benefit accrual) under the BancorpSouth 401(k) plan if such credit can be given under applicable law without amending or violating the terms of the BancorpSouth 401(k) plan; and provided, further, that Volunteer shall have no obligation to hire any employees of TCB in any capacity.

                                 ARTICLE TWO

                  REPRESENTATIONS AND WARRANTIES OF WES-TENN

      Wes-Tenn represents and warrants to BancorpSouth, on its own behalf and on behalf of TCB and the TCB Subsidiaries, as follows:

      Section 2.1 Organization and Standing. Wes-Tenn and each of the TCB Subsidiaries are corporations duly incorporated, validly existing, and in good standing under the laws of the State of Tennessee. TCB is a state banking corporation duly incorporated, validly existing, and in good standing under the laws of the State of Tennessee. Each of Wes-Tenn, TCB, and the TCB Subsidiaries has all necessary corporate power and authority to own or lease its properties and assets and to conduct its business as it is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary, except to the extent that any failure to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition, or results of operations of Wes-Tenn, TCB, and the TCB Subsidiaries, taken as a whole. Set forth in Schedule 2.1(a) hereto is a list of the jurisdictions in which any of Wes- Tenn, TCB and the TCB Subsidiaries is qualified to do business as a foreign corporation. The deposit accounts of TCB are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the full extent permitted under applicable law and the rules and regulations of the FDIC. The Governing Documents of each of Wes-Tenn, TCB, and the TCB Subsidiaries (true, correct, and complete copies of which have been previously delivered to BancorpSouth and are attached hereto as Schedule 2.1(b)) are in full force and effect as of the date of this Agreement. Wes-Tenn and TCB have taken such action and executed and filed such documents and notices as may be necessary to enable TCB to exercise the powers conferred on Tennessee banking corporations.

      Section 2.2 Authority. The execution and delivery of this Agreement by Wes-Tenn, and consummation of the transactions contemplated hereby, have been approved by Wes-Tenn's board of directors and by all necessary action on the part of Wes-Tenn and are duly and validly authorized, subject only to adoption and approval of this Agreement by the shareholders of Wes-Tenn. When this Agreement is approved by such shareholders, it shall constitute a valid and binding obligation of Wes-Tenn, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court. No authorization, consent, or approval by any public body or authority or any other party is necessary to the performance by Wes-Tenn of its obligations called for herein, except that the Regulatory Approvals are necessary to consummation of the Transaction. The board of directors of Wes-Tenn has authorized its officers to take all action necessary to consummate the transactions contemplated by this Agreement and has directed that any action requiring shareholder approval be submitted to the shareholders of Wes-Tenn for approval.

      Section 2.3 Absence of Conflicts and Consents. The execution, delivery, and performance of this Agreement by Wes-Tenn and the consummation of the transactions contemplated hereby will not constitute a breach, violation, or default, or create a lien, charge, or encumbrance of any nature whatsoever, require any consent, approval, or waiver, or give any rights of acceleration to any person, under (i) the Governing Documents of Wes-Tenn, TCB, or any TCB Subsidiary, (ii) any law, rule, regulation, judgment, decree, order, governmental permit, license, agreement, indenture, or instrument of Wes-Tenn, TCB, or any TCB Subsidiary or by which their respective properties may be bound, or (iii) any material contract, agreement, or understanding of Wes-Tenn, TCB, or any TCB Subsidiary.

      Section 2.4 Capitalization and Ownership. (a) The authorized capital stock of Wes-Tenn consists solely of 10,000,000 shares of Wes-Tenn Common Stock, par value $1.00 per share, of which, as of the date of this Agreement, 2,519,212 shares are issued and outstanding, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. No shares are held by Wes-Tenn as treasury stock. As of the Effective Time of the Transaction, there will be no more than 2,519,212 shares of common stock of Wes-Tenn issued or outstanding. The authorized capital stock of TCB consists solely of 48,000 shares of common stock, par value $50.00 per share, of which, as of the date of this Agreement, 48,000 shares are issued and outstanding, fully paid and nonassessable , wholly-owned by Wes-Tenn, and have not been issued in violation of the preemptive rights of any person. The authorized capital stock of TCF consists solely of 100 shares of common stock, par value $1.00 per share, of which, as of the date of this Agreement, 4 shares are issued and outstanding, fully paid and nonassessable, wholly-owned by TCB, and have not been issued in violation of the preemptive rights of any person. The authorized capital stock of Wes-Tenn Mortgage consists solely of 1000 shares of common stock, par value $1.00 per share, of which, as of the date of this Agreement, 1000 shares are issued and outstanding, fully paid and nonassessable, wholly-owned by TCB, and have not been issued in violation of the preemptive rights of any person. The authorized capital stock of West Tennessee Life consists solely of 2,000,000 shares of common stock, par value $1.00 per share, of which, as of the date of this Agreement, 100,000 shares are issued and outstanding, fully paid and nonassessable, wholly-owned by TCB, and have not been issued in violation of the preemptive rights of any person. All of the outstanding shares of common stock of TCB are owned beneficially and of record by Wes-Tenn. Each of TCB Subsidiaries, and all of the outstanding shares of common stock of TCB Subsidiaries, are owned beneficially and of record by TCB, each free and clear of any security interest, lien, claim, charge, restriction or encumbrance. Other than as set forth in this paragraph, neither Wes-Tenn, TCB, nor any TCB Subsidiary owns directly or indirectly, beneficially or of record, any outstanding stock of any other corporation and does not otherwise "control" any "company" or "bank" (as those terms are defined in the Act). There are no owners of record of five percent (5%) or more of Wes-Tenn Common Stock.

      (b) As of the date of this Agreement, there are not, and as of the Closing Date and thereafter there will not be, outstanding securities convertible into, or exercisable or exchangeable for, Wes-Tenn Common Stock or the common stock of TCB or any of the TCB Subsidiaries, or any outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of Wes-Tenn Common Stock or the common stock of TCB or the TCB Subsidiaries or any other securities of Wes-Tenn, TCB, or the TCB Subsidiaries. Except as previously disclosed to BancorpSouth in writing and except as set forth in Section 4.12, as of the date of this Agreement there are, and as of the Closing Date and thereafter there will be, no outstanding agreements, arrangements, commitments, or understandings of any kind to which Wes-Tenn, TCB, or a TCB Subsidiary or, to the knowledge of management of Wes-Tenn, any "associate" or "affiliate" of Wes-Tenn, TCB, or a TCB Subsidiary (as those terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")), is a party affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of Wes-Tenn's Common Stock, or any other securities of Wes-Tenn, or any shares of the capital stock of TCB or any of the TCB Subsidiaries.

      Section 2.5 Reports and Financial Statements. (a) Wes-Tenn has furnished BancorpSouth with true and complete copies of (i) Wes-Tenn's Annual Reports on Form 10-K (including exhibits) filed with the SEC for each of the fiscal years ended December 31, 1992, 1993 and 1994, as the same may have been amended, and (ii) Wes-Tenn's Quarterly Reports on Form 10-Q (including exhibits) filed with the SEC for the fiscal quarter ended March 31, 1995, (collectively the "Wes-Tenn Financial Statements").

      (b) All of the documents referred to in paragraph (a) of this Section 2.5, as finally amended, and all such documents hereafter filed by Wes-Tenn with the appropriate regulatory authorities prior to the Effective Time of the Transaction, as finally amended, complied and will comply in all material respects with applicable requirements of law and, as of their respective dates or the dates as amended, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Except to the extent stated therein, the Wes-Tenn Financial Statements and other schedules included in the documents referred to in paragraph (a) of this Section 2.5 or to be included in such documents hereafter filed by Wes-Tenn with the appropriate regulatory authorities prior to the Effective Time of the Transaction, and any other financial statements provided by Wes-Tenn to BancorpSouth prior to the Effective Time of the Transaction, (i) were prepared, and will be prepared, in accordance with GAAP, applied on a consistent basis with prior periods, and (ii) fairly present, and will fairly present, the consolidated financial position of Wes-Tenn and TCB and the results of operations and changes in financial positions for Wes-Tenn at the dates and for the periods referred to therein in conformity with GAAP applied on a consistent basis throughout the periods involved. All material consolidated liabilities of Wes-Tenn, actual or contingent, which in accordance with GAAP, consistently applied, were required to be reflected or reserved against the consolidated balance sheet or deducted from gross revenues in a consolidated income statement for the periods covered in the Wes-Tenn Financial Statements are disclosed therein.

      Section 2.6       Tax Matters.

      (a) Wes-Tenn, TCB, and the TCB Subsidiaries have (or, in the case of returns becoming due after the date hereof and at or before the Effective Time of the Transaction, will have, prior to the Effective Time of the Transaction) duly filed with the appropriate governmental agencies all federal, state, local, and foreign tax returns, reports, and declarations of estimated tax with respect to income, sales, and all other applicable taxes, and all other tax returns and reports, the filing of which is required by applicable law (without regard to extensions of time permitted by law, regulation, or otherwise) at or before the Effective Time of the Transaction (collectively the "Wes-Tenn Tax Returns") (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security, and wage withholding taxes of every kind, character, or description imposed by any governmental or quasi-governmental authority). All of the Wes-Tenn Tax Returns are (or, in the case of returns becoming due after the date hereof and at or before the Effective Time of the Transaction, will be) accurate and complete in all material respects.

      (b) Wes-Tenn, TCB, and the TCB Subsidiaries have collected and withheld all taxes which they are or have been required to collect or withhold and have timely submitted all such collected and withheld amounts to the appropriate authorities. Wes-Tenn, TCB, and the TCB Subsidiaries are in compliance with the back-up withholding and information reporting requirements under the Code, and the rules and regulations of the Internal Revenue Service ("IRS") thereunder.

      (c) All federal, state, local, and foreign taxes due and payable pursuant to the Wes-Tenn Tax Returns or pursuant to any installments of estimated taxes, all other taxes, assessments, deficiencies, levies, imposts, duties, license fees, registration fees, withholding, or other similar governmental charges, and any penalties, or interest, or additions to tax imposed thereon or in connection therewith due or claimed to be due by any taxing authority, have been accrued, adequately reserved against, or paid.

      (d) The reserves for taxes contained in the Wes-Tenn Financial Statements are adequate to cover the payment of their respective liabilities for federal, state, local, and foreign taxes (including installments of estimated taxes) and all other taxes, assessments, deficiencies, levies, imposts, duties, license fees, registration fees, or other similar governmental charges (including without limitation income, profits, gross receipts, franchise, value added, payroll, sales, employment, use, property, withholding, excise, and occupancy taxes, and any penalties, interest, or additions to tax imposed thereon or in connection therewith (collectively "Wes-Tenn Taxes")) due or claimed to be due by any taxing authority in connection with any of the Wes-Tenn Tax Returns for all periods covered by the Wes-Tenn Financial Statements. As of May 31, 1995, Wes-Tenn had no net operating loss carryforward (for federal or state income tax purposes), and none of TCB or the TCB Subsidiaries had any net operating loss carryforward (for federal or state income tax purposes). The reserves for taxes in all of the subsequent financial statements of Wes-Tenn, TCB, and the TCB Subsidiaries relating to periods prior to the Closing Date will be adequate to cover their respective liabilities for taxes for all periods up to and including the dates of such financial statements.

      (e) Neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries has received any notice of deficiency or assessment or proposed deficiency or assessment by the IRS or any other taxing authority in connection with the Wes-Tenn Tax Returns. All federal income tax returns of Wes-Tenn, TCB, and the TCB Subsidiaries have been examined by the IRS or closed without audit (or the statute of limitations with respect to such returns has expired and no waiver extending the statute of limitations has been requested or granted) for all taxable years prior to and including the taxable year ended December 31, 1990. There is no action, suit, proceeding, audit, examination, investigation, or claim pending, or to the knowledge of Wes-Tenn, threatened, in respect of any Wes-Tenn Taxes for which Wes-Tenn, TCB, or any of the TCB Subsidiaries is or may become liable.

      (f) Neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries has waived any law or regulation fixing, or consented to the extension of, any period of time with respect to the assessment or collection of any Wes-Tenn Taxes, and no power of attorney granted by Wes-Tenn, TCB, or any of the TCB Subsidiaries with respect to any tax matters is currently in force.

      (g) Neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries has made an election under Section 341(f) of the Code.

      (h) Wes-Tenn, TCB, and the TCB Subsidiaries have provided, and until the Effective Time of the Transaction will continue to provide, to BancorpSouth complete and correct copies of their income tax returns and all material correspondence and documents, if any, in their possession relating directly or indirectly to Wes-Tenn Taxes for each taxable year of Wes-Tenn, TCB, and the TCB Subsidiaries for all years as to which the applicable statute of limitations has not run on the date hereof.
For this purpose, "correspondence and documents" include amended tax returns, claims for refund, notices from taxing authorities of proposed changes or adjustments to taxes or tax returns, consents to assessment or collection of taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from taxing authorities relating to any material tax liability of Wes-Tenn, TCB, or any of the TCB Subsidiaries.

      Section 2.7 Insurance. Schedule 2.7 hereto lists all insurance policies presently carried by Wes-Tenn, TCB, and each of the TCB Subsidiaries or currently in force with respect to their business and properties, including without limitation title insurance policies on real property owned (exclusive of foreclosed property). The existing insurance carried by Wes-Tenn, TCB, and the TCB Subsidiaries with respect to their respective business or assets provides adequate coverage against loss and such insurance is and will continue to be sufficient for compliance by Wes-Tenn, TCB, and the TCB Subsidiaries with all material requirements of law and agreements to which Wes-Tenn, TCB, or either of the TCB Subsidiaries is a party. Except as noted in Schedule 2.7, neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries is in default in the payment of any premium, currently has outstanding any claim with respect to such insurance coverage, or has received notification of, or has knowledge of, the existence of any grounds for the cancellation or proposed cancellation of any such policies or bonds.

      Section 2.8 Legal Proceedings. Except as set forth in Schedule 2.8, there are no judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Wes-Tenn, threatened against Wes-Tenn, TCB, or any TCB Subsidiary or any officer or director of any of them, before any court or arbitral tribunal or before or by any governmental department, agency, or instrumentality in any manner involving Wes-Tenn, TCB, or any of the TCB Subsidiaries or any of its or their properties or capital stock or the transactions contemplated by this Agreement. Except as set forth in Schedule 2.8, (i) there is, to the best of Wes-Tenn's knowledge, no basis for any action, suit, investigation, or proceeding against Wes-Tenn, TCB, or a TCB Subsidiary before any court or arbitral tribunal or before or by any governmental department, agency, or instrumentality, which, if determined adversely to Wes-Tenn, TCB, or any TCB Subsidiary, would have a material adverse effect on the assets, business, employees, revenue, income, prospects, condition (financial or otherwise), liabilities, net worth, or results of operations of Wes-Tenn, TCB, or any TCB Subsidiary, (ii) to the knowledge of Wes-Tenn, there are no actions, suits, or proceedings pending or, threatened by or against any agent or employee of Wes-Tenn, TCB, or of any TCB Subsidiary in connection with the business, properties, affairs, or prospects of Wes-Tenn, TCB, or any TCB Subsidiary. To the knowledge of Wes-Tenn, neither Wes-Tenn, TCB, nor any TCB Subsidiary is in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental department, agency or instrumentality.

      Section 2.9 Compliance with Law. (i) Wes-Tenn, TCB, and the TCB Subsidiaries are in full compliance with the back-up withholding requirements of section 3406 of the Code and the Treasury Regulations promulgated thereunder; (ii) Wes-Tenn, TCB, and the TCB Subsidiaries are in full compliance with the reporting and other requirements of the Bank Secrecy Act (including the Currency and Foreign Transaction Reporting Act), and the regulations promulgated thereunder by the Department of the Treasury except to the extent that noncompliance would not have a Material Adverse Effect on Wes-Tenn, TCB, or any TCB Subsidiary; (iii) Wes-Tenn, TCB, and the TCB Subsidiaries are in compliance with the provisions of all other applicable federal, state, and local statutes, and all rules, regulations, or orders of, or understandings or agreements with, governmental agencies having jurisdiction over the assets, business, properties, operations, employees, revenue, income, prospects, condition (financial or otherwise), liabilities, net worth, or results of operations of Wes-Tenn, TCB, and the TCB Subsidiaries except to the extent that noncompliance would not have a Material Adverse Effect on Wes-Tenn, TCB, or any TCB Subsidiary; and (iv) neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries is subject to or has been threatened with any material fine, penalty, liability, or legal disability to the assets, business, operations, revenue, income, prospects, condition (financial or otherwise), liabilities, net worth, or results of operations of Wes-Tenn, TCB, and the TCB Subsidiaries as the result of the failure of Wes-Tenn, TCB, or a TCB Subsidiary to comply with any requirement of any governmental body or agency having jurisdiction over them, the conduct of their business, the use of their assets and properties, or any premises occupied by them. Wes-Tenn, TCB, and the TCB Subsidiaries have filed, and until the Effective Time of the Transaction will continue to file, all reports required to be filed by any of them with any regulatory agency on or prior to the date such reports were due, and all such reports, as finally amended, complied and will comply in all material respects with applicable requirements of law and, as of their respective dates or the dates as amended, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included and to be included in such reports were and will be prepared in accordance with GAAP or such other regulatory accounting requirements as were applicable thereto, applied on a consistent basis with prior periods, and fairly presented and will fairly present the information purported to be shown therein.

      (b)(i) all real property which Wes-Tenn, TCB, or any TCB Subsidiary owns or is the lessee under a long term lease (collectively, the "Wes-Tenn Real Property") is in compliance in all material respects with all Applicable Environmental Laws, (ii) neither Wes-Tenn, TCB, nor any TCB Subsidiary has received any Environmental Notice with respect to any Wes-Tenn Real Property, any other real property in which Wes-Tenn, TCB, or any TCB Subsidiary has an interest, or any Environmental Condition, (iii) neither Wes-Tenn, TCB, nor any TCB Subsidiary has generated, treated, stored, handled or disposed of Hazardous Substances, except in strict compliance with all Applicable Environmental Laws, and has not caused or permitted to exist, and has no knowledge of the existence of, an Environmental Condition on any Wes-Tenn Real Property, any other real property in which Wes-Tenn, TCB, or any TCB Subsidiary has an interest, or any adjacent property.

      Section 2.10 Brokers. Except as previously disclosed by Wes-Tenn to BancorpSouth in writing, no agent, broker, finder, investment banker, person, or firm acting on behalf or under authority of Wes-Tenn, TCB, or a TCB Subsidiary is or will be entitled to any broker's or finder's fee or any other commission or similar fee incurred directly or indirectly by or on behalf of Wes-Tenn, TCB, or a TCB Subsidiary in connection with the transactions contemplated by this Agreement.

      Section 2.11 Governmental Authorizations. Except for noncompliance that would not have a Material Adverse Effect on Wes-Tenn, TCB, or any TCB Subsidiary, each of Wes-Tenn, TCB, and each TCB Subsidiary has all licenses, permits, approvals, and other authorizations from all federal, state, and local authorities as are necessary for the conduct of its business and operations, and all such licenses, franchises, permits, approvals, and other authorizations are in full force and effect and are not subject to any condition, qualification, or limitation. Neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries has received any notification from any agency, department, or instrumentality of federal, state, or local government or the staff thereof asserting noncompliance with any of the laws, rules, regulations, or orders that such governmental authority enforces or threatening to revoke any license, franchise, permit, or governmental authorization.

      Section 2.12 Supervisory Matters. Subject to compliance with applicable laws and regulations, Wes-Tenn and TCB have provided, and will continue to provide, to BancorpSouth for inspection originals or complete and correct copies of (i) any correspondence between TCB, Wes-Tenn, or any of their representatives and such authorities relating to such examination reports during such periods, and (ii) any written agreements, arrangements, orders, directives, decrees, commitments, or understandings between or among TCB or Wes-Tenn and any such authorities entered into as a result of matters raised in such examination reports or correspondence or previously entered into and remaining, in whole or in part, in full force and effect. Neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries has been advised by any regulatory agency that it is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any written agreement, memorandum of understanding, order, decree, directive, extraordinary supervisory letter, commitment letter, or similar document or taking (or considering the appropriateness of taking) any prompt corrective action (within the meaning of the Federal Deposit Insurance Act of 1950, as amended (the "FDIA")). The last examination of TCB by the staff of the TDFI prior to the date of this Agreement was performed as of September 10, 1994. If either or both of TCB or Wes-Tenn was notified of any deficiencies as a result of such examination or any prior examinations, each such deficiency has been corrected to the satisfaction of the appropriate agency, and if any changes in operating methods or organization were required by reason of such examination or such other examinations, such changes have been made. TCB's reserve for loan losses has been calculated in accordance with GAAP applied on a consistent basis, as the same are applied to comparable banking institutions, and in accordance with all applicable rules and regulations. Based upon TCB's historical loan loss experience and all information available to TCB, the reserves for loan losses set forth in the TCB Financial Statements are adequate in all respects to provide for all anticipated losses, net of recoveries relating to loans previously charged off, on loans outstanding as of the dates thereof. The loan portfolios of TCB as of such dates in excess of such reserves are, to the best knowledge and belief of Wes-Tenn and TCB, collectible. Further, TCB has not been notified in writing that such reserves violated any minimum requirements or that the independent auditors of TCB believe such reserves to be inadequate or inconsistent with historical loan loss experience. Wes-Tenn is not aware of any condition or provision of any action, report of examination, or other regulatory report or finding that could reasonably be expected to delay Wes-Tenn from entering into this Agreement or obtaining regulatory approval of all applications to be filed in connection with the transactions contemplated by this Agreement, including without limitation, compliance with the Community Reinvestment Act.

      Section 2.13 Rights and Licenses. Set forth in Schedule 2.13 hereto is a list and description of all trademarks, trademark rights, trade names, and licenses owned and/or used by Wes-Tenn, TCB, and the TCB Subsidiaries. To the knowledge of Wes-Tenn, neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries is subject to any material disability to conduct its business as currently conducted or liability by reason of its failure to own or possess the rights to use any other trademark, trademark right, trade name, trade name right, or license. Each of Wes-Tenn, TCB, and each TCB Subsidiary has full right and authority to own and use all the trademarks, trade names, and licenses listed in Schedule
2.13. Neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries has been held liable for, and no actions, suits or proceedings are pending or, to the knowledge of Wes-Tenn, threatened against Wes-Tenn, TCB, or any TCB Subsidiary, alleging that Wes-Tenn, TCB, or a TCB Subsidiary is liable for infringement of any trademark, trademark right, trade name, trade name right, or license owned and/or used by any other person or entity.

      Section 2.14      Material Contracts.  Except as set forth in Schedule
2.14 neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries is a party to or bound by any (i) employment or consulting contract which is not terminable by Wes-Tenn, TCB, or the TCB Subsidiary on 30 or fewer days' notice; (ii) bonus, stock option, deferred compensation or profit sharing, pension, or retirement plan or arrangements; (iii) material lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor, or licensee, which cannot be terminated without penalty and on notice of not more than 30 days; (iv) contract or commitment for capital expenditures in excess of $50,000 for any one project or $100,000 in the aggregate; (v) material contract or commitment, whether or not made in the ordinary course of business, for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and which cannot be terminated without penalty and on notice of not more than 30 days; (vi) agreement or instrument or charter or other restriction which materially and adversely affects or in the future may materially or adversely affect the business, operations, prospects, properties, assets, or financial condition of Wes-Tenn, TCB, or any TCB Subsidiary; (vii) contract or option to purchase or sell any real or personal property otherwise than in the ordinary course of business which cannot be terminated without penalty and on notice of not more than 30 days; or (viii) material contract, other than the foregoing, not made in the ordinary course of business, which cannot be terminated without penalty and on notice of not more than 30 days. Each of Wes-Tenn, TCB, and each TCB Subsidiary has in all material respects performed all obligations required to be performed by it to date and is not in default under, and no event has occurred which with the lapse of time or action by a third party could result in default under, any outstanding indenture, mortgage, contract, lease, or other agreement to which Wes-Tenn, TCB, or any TCB Subsidiary is a party or by which Wes-Tenn, TCB, or any TCB Subsidiary is bound, or under the provisions of its Governing Documents which default would have a Material Adverse Effect on Wes-Tenn, TCB or any of the TCB Subsidiaries.

      Section 2.15 Properties. Each of Wes-Tenn, TCB, and each TCB Subsidiary has good, clear, and marketable title to all of its assets and properties, including all real, personal, and intangible properties, and such properties and assets are subject to no liens, mortgages, security interests, encumbrances, or charges of any kind except: (a) as noted in the Financial Statements described in Section 2.5, (b) statutory liens not yet delinquent, and (c) minor defects and irregularities in title and encumbrances which do not materially impair the value or use thereof for the purposes for which they are held.

      Section 2.16 Employee Benefit Plans. All "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), that cover any of the employees of Wes-Tenn, TCB or the TCB Subsidiaries comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither Wes-Tenn, TCB nor any of the TCB Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such plan which is likely to result in any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code; no liability to the Pension Benefit Guaranty Corporation has been or is expected by it or them to be incurred with respect to any such plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(16) of ERISA) currently or formerly maintained by it, them or any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code; neither Wes-Tenn, TCB, nor any TCB Subsidiary has any Pension Plan; and neither Wes-Tenn, TCB nor any TCB Subsidiary has any obligations for retiree health and life benefits under any benefit plan, contract or arrangement.

      Section 2.17 Absence of Certain Changes or Events. Since December 31, 1994, neither Wes-Tenn, TCB, nor any of the TCB Subsidiaries has (i) incurred any material liability, except in the ordinary course of business, consistent with its past practice; (ii) suffered any material adverse change in its business, operations, assets, or condition (financial or other); (iii) made any material change in its mode of management or operation or method of accounting; or (iv) failed to operate its business in all material respects in the ordinary course consistent with its past practice.

      Section 2.18 Books of Account; Corporate Records. The books of account of Wes-Tenn, TCB, and each TCB Subsidiary are maintained in substantial compliance with all applicable legal and accounting requirements. The minutes of meetings maintained by Wes-Tenn, TCB, and each TCB Subsidiary contain complete and accurate records in all material respects of the corporate actions of its shareholders and Board of Directors and all committees thereof.

      Section 2.19 Proxy Statement and S-4 Registration Statement. When the S-4 Registration Statement or any post-effective amendment thereto shall become effective, and when the Proxy Statement to be distributed to Wes-Tenn's shareholders shall first be mailed to such shareholders (the "Mailing Date"), and at all times subsequent to such effective date or Mailing Date up to the Closing Date, the information with respect to Wes-Tenn, TCB, and the TCB Subsidiaries set forth in the S-4 Registration Statement and in the Proxy Statement and in all amendments and supplements thereto: (a) will comply in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the General Rules and Regulations of the SEC thereunder; and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      Section 2.20 Securities Reports. Wes-Tenn has filed all required reports, registrations, and statements, together with any amendments, required under the Securities Act or the Exchange Act, and all materials filed under the Securities Act or to be incorporated in the S-4 Registration Statement, as of their respective dates, were in compliance with the rules and regulations of the SEC.

      Section 2.21 Ownership of BancorpSouth Common Stock. No shares of BancorpSouth Common Stock are beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Wes-Tenn, TCB, any TCB Subsidiary, or any executive officer or director of Wes-Tenn or TCB.

      Section 2.22 Representations and Warranties True on and as of Mailing Date and Closing Date. All the representations and warranties of Wes-Tenn, on behalf of itself, TCB, and the TCB Subsidiaries, contained in this Agreement will be true on and as of the Mailing Date and the Closing Date, except to the extent affected (i) by the transactions contemplated hereby, (ii) by the operations of Wes-Tenn, TCB, and the TCB Subsidiaries as permitted by the provisions of Section 4.1 hereof, (iii) by transactions to which BancorpSouth's written consent is obtained, and (iv) by circumstances disclosed to BancorpSouth occurring subsequent to the date hereof which do not have a Material Adverse Effect upon Wes-Tenn, TCB, or any TCB Subsidiary.

                                ARTICLE THREE

                REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH

      BancorpSouth represents and warrants to Wes-Tenn, on its own behalf and on behalf of Volunteer and the BancorpSouth Subsidiaries, as follows:

      Section 3.1 Organization and Standing. BancorpSouth is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Mississippi. Volunteer is a state banking corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Tennessee. Each of BancorpSouth and Volunteer has all necessary corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary, except to the extent that any failure to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition, or results of operations of BancorpSouth and Volunteer, taken as a whole. The deposit accounts of Volunteer are insured by the FDIC to the full extent permitted under applicable law and the rules and regulations of the FDIC. The Governing Documents of BancorpSouth and Volunteer are in full force and effect as of the date of this Agreement. BancorpSouth and Volunteer have taken such action and executed and filed such documents and notices as may be necessary to enable Volunteer to exercise the powers conferred on Tennessee banking corporations.

      Section 3.2 Authority. The execution and delivery of this Agreement by BancorpSouth, and consummation of the transactions contemplated hereby, have been approved by BancorpSouth's board of directors and duly and validly authorized by all necessary action on the part of BancorpSouth other than approval by the shareholders of BancorpSouth as provided in Section 1.5. This Agreement constitutes a valid and binding obligation of BancorpSouth, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court. No authorization, consent, or approval by any public body or authority or any other party is necessary to the performance by BancorpSouth of its obligations called for herein, other than the approvals of the Regulatory Authorities. The board of directors of BancorpSouth has authorized its officers to take all action necessary to consummate the transactions contemplated by this Agreement.

      Section 3.3 Absence of Conflicts. The execution, delivery, and performance of this Agreement by BancorpSouth and the consummation of the transactions contemplated hereby will not constitute a breach, violation, or default, or create a lien, charge, or encumbrance of any nature whatsoever, or give any rights of acceleration to any person, under the Governing Documents of BancorpSouth or Volunteer or under any law, rule, regulation, judgment, decree, order, governmental permit, license, agreement, indenture, or instrument of BancorpSouth or Volunteer or to which BancorpSouth or Volunteer, or the assets of any of them are subject.

      Section 3.4       Capitalization and Ownership.

      (a) The authorized capital stock of BancorpSouth consists solely of 500,000,000 shares of BancorpSouth Common Stock, par value $2.50 per share, of which, as of the date of this Agreement, 8,826,151 shares are issued. All such shares are, and shares to be issued in connection with the Transaction will be, validly issued and outstanding, fully paid, and nonassessable, and have not been issued in violation of the preemptive rights of any person. As of the date hereof, 54,192 shares are held by BancorpSouth as treasury stock.

      (b) The authorized capital stock of Volunteer consists solely of 25,500 shares of common stock, par value $10.00 per share, of which, as of the date of this Agreement, 25,500 shares are issued and outstanding, fully paid, and nonassessable, wholly-owned by BancorpSouth, and have not been issued in violation of the preemptive rights of any person. All of the outstanding shares of common stock of Volunteer owned beneficially and of record by BancorpSouth are free and clear of any security interest, lien, claim, charge, restriction, or encumbrance. Other than as set forth in this paragraph, neither BancorpSouth nor Volunteer owns directly or indirectly, beneficially or of record, more than five percent (5%) of the outstanding stock of any other corporation and does not otherwise "control" any "company" or "bank" (as those terms are defined in the Act). Schedule 3.4 hereto sets forth a listing of all owners of record of 5% or more of BancorpSouth Common Stock.

      (c) Except as disclosed to Wes-Tenn on Schedule 3.4 hereto, as of the date of this Agreement, there are not, and as of the Closing Date there will not be, outstanding securities convertible into, or exercisable or exchangeable for, BancorpSouth Common Stock or the common stock of any of the BancorpSouth Subsidiaries, or any outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of BancorpSouth Common Stock or the common stock of any of the BancorpSouth Subsidiaries, or any other securities of BancorpSouth or the BancorpSouth Subsidiaries. Except as disclosed on Schedule

3.4 hereto, as of the date of this Agreement there are, and as of the Closing Date there will be, no outstanding agreements, arrangements, commitments, or understandings of any kind to which BancorpSouth or a BancorpSouth Subsidiary or, to the knowledge of management of BancorpSouth, any "associate" or "affiliate" of BancorpSouth or a BancorpSouth Subsidiary (as those terms are defined in the rules and regulations promulgated under the Securities Act) is a party affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of BancorpSouth's Common Stock, or any other securities of BancorpSouth, or any shares of the capital stock of any of the BancorpSouth Subsidiaries.

      Section 3.5       Reports and Financial Statement.

      (a) BancorpSouth has furnished Wes-Tenn with true and complete copies of (i) BancorpSouth's Annual Reports on Form 10-K (including exhibits) filed with the SEC for each of the fiscal years ended December 31, 1992, 1993 and 1994, as the same may have been amended, and (ii) BancorpSouth's Quarterly Reports on Form 10-Q (including exhibits) filed with the SEC for the fiscal quarter ended March 31, 1995 (collectively, the "BancorpSouth Financial Statements").

      (b)   All of the documents, as finally amended, referred to in paragraph
(a) of this Section 3.5 and all such documents hereafter filed by BancorpSouth with the appropriate regulatory authorities prior to the Effective Time of the Transaction, as finally amended, complied and will comply in all material respects with applicable requirements of law and, as of their respective dates or the dates as amended, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Except to the extent stated therein, the BancorpSouth Financial Statements and other schedules included in the documents referred to in paragraph (a) of this Section 3.5 or to be included in such documents hereafter filed by BancorpSouth with the appropriate regulatory authorities prior to the Effective Time of the Transaction, and any other such financial statements provided by BancorpSouth to Wes-Tenn prior to the Effective Time of the Transaction, (i) were prepared, and will be prepared, in accordance with GAAP, applied on a consistent basis with all prior periods, and (ii) fairly present, and will fairly present, the consolidated financial position of BancorpSouth and the consolidated results of operations and changes in financial positions for BancorpSouth at the dates and for the periods referred to therein in conformity with GAAP applied on a consistent basis throughout the periods involved. All material consolidated liabilities of BancorpSouth, actual or contingent, which, in accordance with GAAP, consistently applied, were required to be reflected or reserved against the consolidated balance sheet or deducted from gross revenues in a consolidated income statement for the periods covered in the BancorpSouth Financial Statements are disclosed therein.

      Section 3.6 Legal Proceedings. Except as set forth in Schedule 3.6 hereto, there are no judicial or administrative proceedings of any kind or nature pending or, to the knowledge of BancorpSouth, threatened against BancorpSouth or Volunteer before any court or arbitral tribunal or before or by any governmental department, agency, or instrumentality in any manner involving BancorpSouth or Volunteer or any of its or their properties or capital stock or the transactions contemplated by this Agreement which, if adversely determined could have a Material Adverse Effect. Except as set forth in Schedule 3.6, (i) there is, to the best of BancorpSouth's knowledge, no basis for any action, suit, investigation, or proceeding against BancorpSouth or Volunteer before any court or arbitral tribunal or before or by any governmental department, agency, or instrumentality, which, if adversely determined could have a Material Adverse Effect, (ii) there are no actions, suits, or proceedings pending or, to the knowledge of BancorpSouth, threatened by or against any officer, director, agent, or employee of BancorpSouth or of Volunteer in connection with the business, properties, affairs, or prospects of BancorpSouth or any BancorpSouth Subsidiary which, if adversely determined could have a Material Adverse Effect. To the knowledge of BancorpSouth, neither BancorpSouth nor Volunteer is in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental department, agency, or instrumentality.

      Section 3.7 Compliance with Law. BancorpSouth and Volunteer are in compliance with the provisions of all applicable federal, state, and local statutes, and all rules, regulations, or orders of, or understandings or agreements with, governmental agencies having jurisdiction over the assets, business, properties, operations, employees, revenue, income, prospects, condition (financial or otherwise), liabilities, net worth, or results of operations of BancorpSouth or Volunteer, except to the extent that noncompliance would not have a Material Adverse Effect on BancorpSouth or Volunteer. BancorpSouth and Volunteer have filed, and until the Effective Time of the Transaction will continue to file, all reports required to be filed by it or them with any regulatory agency on or prior to the date such reports were due, and all such reports, as finally amended, complied and will comply in all material respects with applicable requirements of law and, as of their respective dates or the dates as amended, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.
Except to the
extent stated therein, all financial statements and schedules included and to be included in such reports were and will be prepared in accordance with GAAP or such other regulatory accounting requirements as were applicable thereto, applied on a consistent basis with prior periods, and fairly presented and will fairly present the information purported to be shown therein.

      Section 3.8 Governmental Authorizations. Each of BancorpSouth and Volunteer has all licenses, permits, approvals, and other authorizations from all federal, state, and local authorities as are necessary for the conduct of its business and operations, and all such licenses, franchises, permits, approvals, and other authorizations are in full force and effect and are not subject to any condition, qualification, or limitation. Neither BancorpSouth nor Volunteer has received any notification from any agency, department, or instrumentality (or the staff thereof) of federal, state, or local government asserting noncompliance with any of the laws, rules, regulations, or orders that such governmental authority enforces or threatening to revoke any license, franchise, permit, or governmental authorization.

      Section 3.9 Supervisory Matters. There are no written agreements, arrangements, orders, directives, decrees, commitments, or understandings between BancorpSouth or Volunteer and any federal or state banking authorities entered into as a result of matters raised in examination reports or correspondence relating to BancorpSouth or Volunteer. Neither BancorpSouth nor Volunteer has been advised by any regulatory agency that it is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any written agreement, memorandum of understanding, order, decree, directive, extraordinary supervisory letter, commitment letter, or similar document or taking (or considering the appropriateness of taking) any prompt corrective action (within the meaning of the FDIA). BancorpSouth is not aware of any condition or provision of any action, report of examination, or other regulatory report or finding that could reasonably be expected to delay BancorpSouth from entering into this Agreement or obtaining regulatory approval of all applications to be filed in connection with the transactions contemplated by this Agreement, including without limitation, compliance with the Community Reinvestment Act.

      Section 3.10 Absence of Certain Changes or Events. Since December 31, 1994, neither BancorpSouth nor Volunteer has, except as set forth in
Schedule 3.10 (i) incurred any material liability, except in the ordinary course of business, consistent with its past practice; (ii) suffered any material adverse change in its business, operations, assets, or condition (financial or other); (iii) made any material change in its method of accounting; or (iv) failed to operate its business in all material respects in the ordinary course consistent with its past practice.

      Section 3.11 Proxy Statement and S-4 Registration Statement. When the S-4 Registration Statement or any post-effective amendment thereto shall become effective, on the Mailing Date, and at all times subsequent to such effective date or Mailing Date up to the Closing Date, the information with respect to BancorpSouth and the BancorpSouth Subsidiaries set forth in the S-4 Registration Statement and in the Proxy Statement and in all amendments and supplements thereto: (a) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the General Rules and Regulations of the SEC thereunder; and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      Section 3.12 Securities Reports. Since the BancorpSouth Common Stock became registered under the Exchange Act, BancorpSouth has filed all required reports, registrations, and statements, together with any amendments required to be made thereto, all of which as of their respective dates were in compliance with the rules and regulations of the SEC.

      Section 3.13 Representations and Warranties True on and as of Mailing Date and Closing Date. All the representations and warranties of BancorpSouth, on behalf of itself and the BancorpSouth Subsidiaries, contained in this Agreement will be true on and as of the Mailing Date and the Closing Date, except to the extent affected (i) by the transactions contemplated hereby, and (ii) by circumstances disclosed to Wes-Tenn occurring subsequent to the date hereof which do not have a Material Adverse Effect upon BancorpSouth.


                                 ARTICLE FOUR

                           COVENANTS AND AGREEMENTS

      Section 4.1 Pre-Transaction Conduct of Business by Wes-Tenn, TCB, and the TCB Subsidiaries. Wes-Tenn covenants and agrees, on its own behalf and on behalf of TCB and the TCB Subsidiaries, that from the date hereof until the Effective Time of the Transaction, unless BancorpSouth shall otherwise specifically agree in writing or as otherwise specifically authorized herein:

      (a) The business of Wes-Tenn, TCB, and each of the TCB Subsidiaries shall be conducted only in the usual, regular, and ordinary course and in substantially the same manner as heretofore conducted, and, to the extent consistent with such business, Wes-Tenn shall use all reasonable efforts to preserve, and shall cause TCB and each of the TCB Subsidiaries to use all reasonable efforts to preserve, intact its business organization, to keep available the services of its officers and employees, to maintain its rights and franchises, and to preserve its relationships with customers, suppliers, and others having business with Wes-Tenn to the end that its goodwill and continuing business shall be unaffected in all material respects at the Effective Time of the Transaction. Without limiting the generality of the foregoing, TCB shall not enter into or become bound by any contract, plan, commitment, or instrument described in Section 2.14 hereof or enter into any transaction (whether or not described in Section 2.14 hereof) involving the expenditure, commitment, or lending of money or credit in excess of its legal lending limit.

      (b) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall (i) issue any shares of capital stock, (ii) declare, set aside, or pay any dividend or other distribution payable in cash, stock, or property with respect to shares of its outstanding capital stock, provided, however, that Wes-Tenn may declare and pay regular quarterly dividends in an amount not to exceed $0.0950 per share; (iii) make any change in its capital stock by split, reverse split, reclassification, reorganization, subdivision, or otherwise; (iv) acquire any shares of its capital stock by tender, redemption, or otherwise; (v) amend its Governing Documents; or (vi) merge or consolidate with or into, or permit the merger into it of, any other association, corporation, trust, or entity or change the character of its business.

      (c) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall grant any stock options, warrants, rights, or other securities convertible into, or exercisable or exchangeable for, shares of its capital stock.

      (d) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall incur any obligations, commitments, or liabilities, whether primarily or by way of guaranty, having a maturity of more than one year from the date of its creation, other than in the ordinary course of business consistent with past practice.

      (e) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall make any capital expenditures of more than $50,000 individually or $100,000 in the aggregate.

      (f) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall enter into any supply contracts, leases, or other agreements that cannot be terminated without penalty and/or notice of not more than 30 days.

      (g) Except as required by law, neither Wes-Tenn, TCB, nor any TCB Subsidiary shall change any loan, investment, or management policies or make any material alteration in the manner of keeping its books, accounts, and records.

      (h) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall grant any salary increase (other than as required by any existing contract) or enter into any new employment or employee benefit contract or arrangement except in the ordinary course of business and consistent with its current practices.

      (i) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall sell or otherwise dispose of, or agree to sell or otherwise dispose of, any assets other than in the ordinary course of business.

      (j) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall take any action that would in any manner adversely affect the ability of any party hereto to obtain the approvals of any governmental authorities required for consummation of the transactions contemplated hereby or otherwise interfere with, impede, delay, or make more costly the consummation of the transactions contemplated hereby.

      (k) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant, or other agent or representative of Wes-Tenn, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate, or encourage any "Takeover Proposal" (as such term is defined below). In addition, except as the fiduciary duties of the board of directors of Wes-Tenn, TCB, or a TCB Subsidiary may otherwise require (as evidenced by a reasoned opinion of counsel received prior thereto, with a copy promptly furnished to BancorpSouth) with respect to an unsolicited, bona fide, written Takeover Proposal, neither Wes-Tenn, TCB, nor any TCB Subsidiary shall authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant, or other agent or representative of Wes-Tenn, TCB, or a TCB Subsidiary, directly or indirectly, (i) to cooperate with, or furnish or cause to be furnished any non-public information concerning the assets, operations, business, properties, prospects, or condition (financial or otherwise), of Wes-Tenn, TCB, or any TCB Subsidiary to any person or entity in connection with any Takeover Proposal; (ii) to negotiate any Takeover Proposal with any person or entity; or (iii) to enter into any agreement or agreement in principle as to any Takeover Proposal. Wes-Tenn shall promptly give notice to BancorpSouth upon becoming aware of any Takeover Proposal. As used in this Agreement, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving Wes-Tenn, TCB, or a TCB Subsidiary or for the acquisition of a substantial equity interest in Wes-Tenn, TCB, or a TCB Subsidiary, or for the acquisition of a substantial portion of the assets of Wes-Tenn, TCB, or a TCB Subsidiary. The provisions of this paragraph shall supplement those set forth in the Stock Option Agreement, of even date herewith, between BancorpSouth and Wes-Tenn.

      (l) Wes-Tenn shall not take or fail to take, and shall cause each of TCB and the TCB Subsidiaries not to take or fail to take, any action that would cause any of the representations or warranties made by Wes-Tenn on its own behalf or on behalf of TCB or any TCB Subsidiary in this Agreement to be or become untrue. Wes-Tenn shall promptly notify BancorpSouth in writing of the existence or happening of any fact, event, or occurrence that alters, will alter, or may be expected to alter, in an important or potentially important respect, the accuracy or completeness of any representation or warranty by Wes-Tenn contained in this Agreement.

      (m) Neither Wes-Tenn, TCB, nor any TCB Subsidiary shall extend credit or accept any deposit or engage in any similar transaction other than on substantially the same terms (including, without limitation, interest rates and collateral) as those prevailing at the time for comparable transactions by other banks in the same geographic market.

      Section 4.2 Conduct of Business of BancorpSouth and BancorpSouth Subsidiaries. Except as contemplated herein, BancorpSouth will and will cause the BancorpSouth Subsidiaries to take no action which would (i) adversely affect the ability of any of them to obtain any necessary approvals of governmental authorities required for the Transaction without imposition of a condition or restriction of the type referred to in Section 4.6 of this Agreement or (ii) adversely affect the ability of BancorpSouth to perform its covenants and agreements under this Agreement.

      Section 4.3       Access and Information.

      (a) Access. Wes-Tenn, TCB, and the TCB Subsidiaries shall afford to BancorpSouth and to BancorpSouth's accountants, counsel, and other representatives, full access during normal business hours and for reasonable periods throughout the period prior to the Effective Time of the Transaction to all of their respective properties, books, contracts, commitments, and records (including but not limited to tax returns). BancorpSouth shall afford to Wes-Tenn, full access during normal business hours and for reasonable periods throughout the period prior to the Effective Time of the Transaction to all of the filings referred to in Section 3.12 hereof and the opportunity to discuss the same with appropriate officers, attorneys, and representatives of BancorpSouth. From the date of this Agreement to the Closing Date, the parties hereto shall furnish promptly to its representatives (i) a copy of each report, schedule, piece of correspondence, and other document delivered to, filed with, or received by any of them pursuant to the requirements of federal or state laws in connection with this Agreement; and (ii) written notice of any event or development (A) which, had it been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (B) which would cause any of the representations and warranties of Wes-Tenn or of BancorpSouth contained herein to be inaccurate or incomplete or otherwise misleading, or (C) constituting a material adverse change in its condition or that of any of its respective subsidiaries that might adversely affect the consummation of the Transaction or which would cause or constitute a material breach of any of the representations, warranties or covenants of the parties contained herein. The parties hereto shall use their best efforts to prevent or promptly remedy the same. Any inspection or investigation performed pursuant to this Section 4.3(a) shall be conducted in a manner so as not to interfere unreasonably with the operation of the business of the entity being inspected or investigated and shall not affect or limit in any way any of their respective representations and warranties hereunder.

      (b) Confidential Information. Any and all commercial, financial, technical, or other information regarding BancorpSouth or Wes-Tenn or their respective businesses, properties, and personnel, or those of their respective subsidiaries, joint ventures, officers, directors, control persons, or affiliates ("Confidential Information") which is derived or results from one party's access to the properties, books, contracts, commitments, and records of the other pursuant to the provisions of this Agreement, whether obtained before or after the execution of this Agreement, shall be held in strict confidence; and the party gaining access to such Confidential Information shall exercise the same degree of care with respect thereto that any such party uses to preserve and safeguard its own confidential proprietary information. Such Confidential Information shall not directly or indirectly be divulged, disclosed, or communicated to any other person or entity or used for any purposes other than those expressly contemplated by this Agreement, except as otherwise required by judicial or regulatory authorities having jurisdiction in respect thereof. In the event the transactions contemplated by this Agreement are not consummated for any reason, all copies of all documents and other recorded material comprising such Confidential Information shall immediately be returned and shall not thereafter be used for any purpose by the acquiring party or any subsidiary or affiliate thereof, and the confidentiality of such Confidential Information shall be maintained, except to the extent that such Confidential Information can be shown to be or to have been (i) otherwise known to the acquiring party, (ii) already in the public domain, (iii) released without restriction by the proprietor of the Confidential Information to another person, or (iv) received by the acquiring party on a non-confidential basis from another person lawfully possessing and lawfully entitled to disclose such information. This latter undertaking with respect to nondisclosure of Confidential Information is of the essence and will survive any termination of this Agreement or the transactions contemplated hereby.

      Section 4.4 Proxy Statement. Wes-Tenn shall timely mail the Proxy Statement to the shareholders of Wes-Tenn who are entitled to vote at the Wes-Tenn Shareholders' Meeting.

      Section 4.5       Furnishing of Information.

      (a) Wes-Tenn shall promptly furnish BancorpSouth with such information relating to Wes-Tenn, TCB, and the TCB Subsidiaries as is required under applicable laws and regulations for inclusion in any filing with state or federal authorities necessary to obtain approval for, or to give notice of, the Transaction or any other transaction contemplated hereby (including, without limitation, any documents filed or to be filed by BancorpSouth or Wes-Tenn with any Regulatory Authorities for authority to consummate the transactions contemplated hereby). Wes-Tenn will promptly furnish to BancorpSouth copies of all quarterly and annual financial reports filed by Wes-Tenn or TCB with state or federal regulatory authorities, as well as any examination or similar reports received from such persons, and any correspondence related thereto, to the extent permitted by applicable law. Until the Effective Time of the Transaction, Wes-Tenn shall provide to BancorpSouth, on or before the twentieth day of each calendar month, monthly financial statements generated by Wes-Tenn and TCB for the preceding calendar month period, including a balance sheet and income statement.

      (b) BancorpSouth and Wes-Tenn shall provide to each other copies of all applications, documents, correspondence, or oral (to the extent material) or written comments that each of them or any of their affiliates files with, sends to, or receives from any Regulatory Authority or any other state or federal authorities, or the staff or agents of any of them, relating to this Agreement and the transactions contemplated hereby, including any applications filed for the purpose of obtaining any required regulatory approvals. Copies of all such applications, documents, correspondence, or comments shall be provided by each of BancorpSouth and Wes-Tenn to the other's counsel.

      Section 4.6 Filing for All Regulatory Approvals. Subject to the provisions of Section 4.5 hereof, for the purpose of obtaining regulatory approval of the Transaction, BancorpSouth shall prepare and file all necessary documents with any Regulatory Authority. BancorpSouth and Wes-Tenn shall each diligently pursue the regulatory approval process by taking such actions, and causing their respective subsidiaries to take such actions, as may be required to effect the Transaction and all other transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing herein shall require BancorpSouth to take any action, accept any condition, or make any concession which BancorpSouth reasonably determines would be materially adverse to the assets, business, operations, employees, revenues, income, prospects, condition (financial or otherwise), liabilities, net worth, or results of operations of BancorpSouth or Wes-Tenn or their subsidiaries.

      Section 4.7       No Control of Wes-Tenn by BancorpSouth.
Notwithstanding any other provision hereof, until the Effective Time of the Transaction, the management of Wes-Tenn and the authority to establish and implement its business policies shall continue to reside solely in Wes-Tenn's officers and board of directors, and the election of Wes-Tenn's directors shall be solely the prerogative of Wes-Tenn's shareholders.

      Section 4.8 Agreements to Use Best Efforts. Subject to the terms and conditions set forth in this Agreement, Wes-Tenn and BancorpSouth each agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using best efforts (A) to obtain all necessary consents, approvals, and authorizations as are required to be obtained under applicable state and federal statutes and regulations, (B) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (C) to lift or rescind any injunction or restraining order or any other order or condition adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, (D) to effect all necessary filings with state and federal regulatory agencies, and (E) to continue the business enterprise of Wes-Tenn, within the meaning of Section 368 of the Code, for the purpose of causing the Parent Merger to be a tax-free transaction to the shareholders of Wes- Tenn. In the event of the imposition of a condition to any approval by any state or federal regulatory authority necessary for the valid consummation of the transactions contemplated by this Agreement, which in the reasonable judgment of BancorpSouth is materially burdensome to the ongoing business of the Surviving Corporation or the Surviving Bank, BancorpSouth may, in its sole discretion, take such action as BancorpSouth may deem appropriate for the purpose of obtaining the removal or modification of such condition; provided, however, that nothing in this Section 4.8 shall require BancorpSouth to institute any litigation in connection therewith, to continue any actions subsequent to any termination of this Agreement, or to assume any obligation that it deems not to be in its best interest or the best interests of any BancorpSouth Subsidiary.

      Section 4.9 Press Releases and Public Information. Subject to compliance with their respective legal obligations, BancorpSouth and Wes-Tenn will advise and confer with each other and otherwise cooperate in good faith prior to releasing any statement to the press or otherwise making public any information concerning any of the transactions contemplated herein.

      Section 4.10 Updating of the Schedules. Wes-Tenn and BancorpSouth shall, from time to time, prepare and deliver to each other such supplements to the Schedules attached hereto as may be necessary or appropriate to ensure the accuracy and completeness of the information required to be disclosed in such Schedules at all times prior to the Effective Time of the Transaction, provided that the furnishing of any such supplement to such Schedules shall not modify, limit, or otherwise affect any representations or warranties of Wes-Tenn or BancorpSouth contained herein or any rights of Wes-Tenn or BancorpSouth relating to changes reflected on such updated schedules.

      Section 4.11 Accounting and Tax Treatment. Each of BancorpSouth and Wes-Tenn undertakes and agrees to use its best efforts to cause the Transaction to qualify for pooling of interests accounting treatment and as a tax-free reorganization under Section 368(a) of the Code.

      Section 4.12 Agreement of Affiliates. Wes-Tenn shall deliver to BancorpSouth, no later than 10 days after the date of this Agreement, a letter identifying each person whom Wes-Tenn reasonably believes is an "affiliate" of Wes-Tenn for purposes of Rule 145 under the Securities Act. Wes-Tenn shall use its best efforts to cause each person who is identified as an "affiliate" in such letter to deliver to the Surviving Corporation, not later than the date on which the Parent Merger is approved by the FRB, a written agreement, substantially in the form of Exhibit 4.12, providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of Wes-Tenn Common Stock held by such person except as contemplated by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of BancorpSouth Common Stock to be received by such person upon consummation of the Transaction except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder and until such time as financial results covering at least thirty (30) days of operations of the Surviving Corporation have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of the Surviving Corporation's common stock issued to affiliates of Wes-Tenn in exchange for Wes-Tenn Common Stock shall not be transferable until such time as financial results covering at least thirty (30) days of operations of the Surviving Corporation have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section
4.12. The Surviving Corporation shall not be required to maintain the effectiveness of the S-4 Registration Statement under the Securities Act for the purposes of resale of the Surviving Corporation's common stock by such affiliates.

      Section 4.13 Reports. BancorpSouth shall timely file all reports required to be filed with the SEC, the Nasdaq Stock Market and the FRB between the date of this Agreement and the Effective Time and shall deliver to West-Ten copies of all such reports promptly after the same are filed. If financial statements are contained in such reports to the SEC, such financial statements will fairly present the financial position of BancorpSouth and the BancorpSouth Subsidiaries on a consolidated basis as of the date indicated and the results of operations and changes in the financial position for the period indicated and the results of operations and changes in the financial position for the period then ended in accordance with GAAP applicable to banks and bank holding companies, applied on a consistent basis. As of their respective dates such reports filed with the SEC will comply in all material respects with the rules and regulations promulgated by the SEC and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.14 Listing. BancorpSouth shall use its best efforts to have the Nasdaq Stock Market approve the listing of the BancorpSouth Common Stock to be issued hereunder.

      Section 4.15 Indemnification. BancorpSouth agrees that all rights to indemnification and all limitations of liability existing in favor of the officers and directors of Wes-Tenn and TCB as provided in their respective charters and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Transaction and shall continue in full force and effect, without any amendment thereto, for a period of not less than three (3) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.


                                 ARTICLE FIVE

                 CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

      Section 5.1 Conditions to Both Parties' Obligation to Close. The obligations of BancorpSouth and Wes-Tenn under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions precedent at or prior to (as the case may be) the Closing, unless any one or more of such conditions, to the extent legally permitted, shall be waived in writing by the parties hereto on or before the Closing Date:

      (a) Government Approvals. Any and all orders, permits, approvals, or qualifications from all appropriate state and federal governmental authorities, including without limitation the Regulatory Authorities required for the lawful consummation of the Transaction, shall have been obtained within six months following the date of this Agreement, subject to no conditions which in the reasonable judgment of BancorpSouth would be materially burdensome to the ongoing business of the Surviving Corporation or the Surviving Bank after consummation of the Transaction; provided, however, that if BancorpSouth is continuing in good faith to seek regulatory approvals at the end of such six-month period, BancorpSouth may request that Wes-Tenn agree to extend the term of this Agreement by another three months, approval of which request shall not be unreasonably withheld by Wes-Tenn. Any waiting period required prior to the consummation of such transactions pursuant to any applicable laws or regulations shall have elapsed, and no court, arbitral tribunal, or governmental agency shall have enjoined, restrained, or prohibited the transactions contemplated by this Agreement, which injunction, restraint, or prohibition shall not have been removed.

      (b) Shareholder Approval. This Agreement shall have been adopted and approved by the shareholders of Wes-Tenn by at least the vote of such shareholders required for such adoption and approval pursuant to the Governing Documents of Wes-Tenn and all applicable laws and regulations. If required under Section 1.5 hereof, this Agreement shall have been adopted and approved by the shareholders of BancorpSouth by at least the vote of such shareholders required for such adoption and approval pursuant to the Governing Documents of BancorpSouth and all applicable laws and regulations.

      (c) Fairness Opinion. Wes-Tenn shall have obtained an opinion, dated as of the date of this Agreement and as of the Mailing Date and issued to Wes-Tenn and its shareholders by Morgan Keegan & Company, Inc. or another investment banking firm or consulting firm acceptable to both BancorpSouth and Wes-Tenn, suitable for inclusion in the Proxy Statement, that the transactions contemplated by this Agreement are fair to the shareholders of Wes-Tenn from a financial point of view.

      (d) Pooling; Tax Treatment. BancorpSouth and Wes-Tenn shall have received an opinion of KPMG Peat Marwick, reasonably satisfactory to each party in form and substance, to the effect that the Transaction will qualify for pooling of interests accounting treatment. The amount of cash consideration payable to Wes-Tenn shareholders by BancorpSouth shall be no greater than (i) 9.9% of the total consideration, or (ii) such lesser amount as may be required for the Transaction to qualify as a pooling of interests. Wes-Tenn and BancorpSouth shall have obtained an opinion of KPMG Peat Marwick, dated the Mailing Date and in form and substance reasonably satisfactory to counsel for Wes-Tenn, that the Transaction shall be treated for federal income tax purposes as a tax-free reorganization.

      (e) Securities Laws; NASDAQ Listing. The S-4 Registration Statement shall have been declared effective. No order suspending the sale of the shares of BancorpSouth Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted or shall be, to BancorpSouth's knowledge, contemplated. The BancorpSouth Common Stock to be issued to Wes-Tenn shareholders shall be qualified for listing on the NASDAQ Stock Market.

      Section 5.2 Conditions to Wes-Tenn's Obligation to Close. The obligations of Wes-Tenn under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless any one or more of such conditions, to the extent legally permitted, are waived in writing by Wes-Tenn on or before the Closing Date:

      (a) Accuracy of Representations and Warranties. The representations and warranties of BancorpSouth herein contained shall have been true and correct when made, and, in addition, shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except as affected by transactions specifically contemplated or permitted hereby and except for any such representations and warranties made as of a specific date, which shall be true and correct as of such date.

      (b) Performance of Covenants and Agreements. BancorpSouth shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by BancorpSouth on or prior to the Closing Date.

      (c) No Material Change. Between the date of this Agreement and the Closing Date, there shall not have occurred any material adverse change in the consolidated assets, income, condition (financial or otherwise), liabilities, net worth, or results of operations of BancorpSouth from that existing on the date of this Agreement; provided, that adverse fluctuations in the market price for BancorpSouth Common Stock shall not be considered an indication of the existence of a material adverse change.

      (d) Opinion of Counsel. BancorpSouth shall have delivered to Wes-Tenn an opinion or opinions of counsel, dated as of the Closing, in form and substance satisfactory to Wes-Tenn and its counsel, to the effect that:

            (i) BancorpSouth is a corporation organized, validly existing, and in good standing under the laws of the State of Mississippi and is duly registered as a bank holding company under the Act; Volunteer is a banking corporation organized, validly existing, and in good standing under the laws of the State of Tennessee; and each of BancorpSouth and Volunteer has full corporate power to own and operate its business and properties and to carry on its business as currently conducted.


            (ii) The authorized capital stock of BancorpSouth consists solely of 500,000,000 shares of BancorpSouth Common Stock, of which [_________] shares are validly issued and outstanding, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person.

            (iii) To the knowledge of such counsel, other than as described in the Merger Agreement or the Schedules thereto, there are no outstanding subscriptions, options, warrants, or rights to acquire or issue, or any outstanding securities or obligations convertible into, shares of BancorpSouth Common Stock.

            (iv) To the knowledge of such counsel, other than as described in the Merger Agreement or the Schedules thereto, there are no outstanding obligations to purchase, reacquire, or redeem any shares of BancorpSouth Common Stock.

            (v) Execution, delivery, and performance of this Agreement by BancorpSouth and consummation of the transactions contemplated hereby do not and will not conflict with, or result in the breach of, or constitute a default under, any of the provisions of the Governing Documents of BancorpSouth or, to such counsel's knowledge, any agreement to which BancorpSouth is a party or by which its properties or assets may be bound.

            (vi) BancorpSouth has full corporate power and corporate authority to make, execute, deliver, and perform this Agreement, and this Agreement has been duly authorized and approved by all necessary corporate action of BancorpSouth and constitutes a valid and legally binding obligation of BancorpSouth.

            (vii) All filings and registrations with, and notifications to, all federal and state authorities (including, without limitation, the FRB) required on the part of BancorpSouth for the consummation of the

      Transaction have been made, all approvals and authorizations of all federal and state authorities (including, without limitation, the FRB) required with respect to BancorpSouth for consummation of the Transaction are in full force and effect, and all applicable waiting periods have passed.

            (viii) Counsel has no reason to believe that (A) the S-4 Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as those documents relate to information provided by or at the direction of BancorpSouth or Volunteer, or (B) there are any contracts or documents of a character required to be described in the S-4 Registration Statement or the Proxy Statement or to be filed as Exhibits to the S-4 Registration Statement that have not been described or filed as required.

            (ix) Counsel does not know of any claim, litigation, arbitration proceeding, labor dispute, or investigation of any kind pending or threatened against BancorpSouth or Volunteer in any court or before any federal, state, municipal, or other governmental agency or instrumentality or under any statute or regulation that is required to be described in the S-4 Registration Statement or the Proxy Statement and is not so described.

            (x) Upon the filing of articles of merger with respect to this Agreement with the Mississippi Secretary of State, the Parent Merger shall be effective under Mississippi law.

The foregoing opinion shall be qualified to provide that counsel assumes no responsibility for the accuracy, completeness, or fairness of any financial statements or other financial or statistical data contained in the S-4 Registration Statement or the Proxy Statement, with respect to the information relating to BancorpSouth or the BancorpSouth Subsidiaries contained in such S-4 Registration Statement or the Proxy Statement. In rendering such opinion, counsel may rely on certifications of factual matters made by officers and directors of BancorpSouth or the BancorpSouth Subsidiaries, certificates of public officials, and opinions of local counsel acceptable to BancorpSouth.

      (e) Updated BancorpSouth Schedules. BancorpSouth shall have delivered to Wes-Tenn such supplements as may be necessary or appropriate to ensure the accuracy and completeness as of the

Closing Date of the information disclosed in the Schedules provided by BancorpSouth pursuant hereto.

      Section 5.3 Conditions to BancorpSouth's Obligation to Close. The obligations of BancorpSouth under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, on or prior to the Closing Date, unless any one or more of such conditions, to the extent legally permitted, shall be waived in writing by BancorpSouth on or before the Closing Date:

      (a) Accuracy of Representations and Warranties. The representations and warranties of Wes-Tenn herein contained shall have been true and correct in all respects when made, and, in addition, shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except as affected by transactions specifically contemplated or permitted hereby and except for any such representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date.

      (b) Performance of Covenants and Agreements. Wes-Tenn shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by Wes-Tenn on or prior to the Closing Date.

      (c) No Material Change. Between the date of this Agreement and the Closing Date, there shall not have occurred any material adverse change in the assets (including loan portfolio), business, operations, employees, revenue, income, prospects, condition (financial or otherwise), liabilities, net worth, or results of operations of Wes-Tenn, TCB, or any TCB Subsidiary from that existing on the date hereof.

      (d) Opinion of Counsel. Wes-Tenn shall have delivered to BancorpSouth an opinion or opinions of counsel, dated as of the Closing, in form and substance reasonably satisfactory to BancorpSouth and its counsel, to the effect that:

            (i) Wes-Tenn is a corporation organized, validly existing, and in good standing under the laws of the State of Tennessee and is duly registered as a bank holding company under the Act; TCB is a state banking association organized, validly existing, and in good standing under the laws of their respective states of incorporation; each of TCF, Wes-Tenn Mortgage, and West Tennessee Life is a nonbank corporation organized, validly existing, and in good standing under the laws of the State of Tennessee; and each of Wes-Tenn, TCB, and each of the TCB Subsidiaries has full corporate power to own and operate its business and properties and to carry on its business as currently conducted.

            (ii) The authorized capital stock of Wes-Tenn consists solely of 10,000,000 shares of Wes-Tenn Common Stock, of which 2,519,212 shares are validly issued and outstanding, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person; the authorized capital stock of TCB consists solely of 48,000 shares of common stock, of which 48,000 shares are validly issued and outstanding, fully paid and nonassessable, have not been issued in violation of the preemptive rights of any person, and are wholly-owned by Wes-Tenn; the authorized capital stock of TCF consists solely of 100 shares of common stock, of which 4 shares are validly issued and outstanding, fully paid and nonassessable, have not been issued in violation of the preemptive rights of any person, and are wholly-owned by Wes-Tenn; the authorized capital stock of Wes-Tenn Mortgage consists solely of 1000 shares of common stock, of which 1000 shares are validly issued and outstanding, fully paid and nonassessable, have not been issued in violation of the preemptive rights of any person, and are wholly-owned by Wes-Tenn; the authorized capital stock of West Tennessee Life consists solely of 2,000,000 shares of common stock, of which 100,000 shares are validly issued and outstanding, fully paid and nonassessable, have not been issued in violation of the preemptive rights of any person, and are wholly-owned by Wes-Tenn;

            (iii) To the knowledge of such counsel, there are no outstanding subscriptions, options, warrants, or rights to acquire or issue, or any outstanding securities or obligations convertible into, shares of Wes-Tenn Common Stock or common stock of TCB or any TCB Subsidiary.

            (iv) To the knowledge of such counsel, there are no outstanding obligations to purchase, reacquire, or redeem any shares of Wes-Tenn Common Stock or common stock of TCB or any TCB Subsidiary.

            (v) Execution, delivery, and performance of this Agreement by Wes-Tenn and consummation of the transactions contemplated hereby do not and will not conflict with, or result in the breach of, or constitute a default under, any of the provisions of the Governing Documents of Wes-Tenn or, to such counsel's knowledge, of any other agreement to which Wes-Tenn, TCB, or any TCB Subsidiary is a party or by which its properties or assets (or the properties or assets of TCB or any TCB Subsidiary) may be bound.

            (vi) Wes-Tenn has full corporate power and corporate authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, approved, and adopted by all necessary corporate action of Wes-Tenn, and by the shareholders of Wes-Tenn, and constitutes a valid and legally binding obligation of Wes-Tenn.

            (vii) All filings and registrations with, and notifications to, all federal and state authorities required on the part of Wes-Tenn for the consummation of the Transaction have been made; all approvals and authorizations of all federal and state authorities required with respect to Wes-Tenn for consummation of the Transaction are in full force and effect, and all applicable waiting periods have passed.

            (viii) Counsel has no reason to believe that (A) the S-4 Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as those documents relate to information provided by or at the direction of Wes-Tenn, TCB, or any TCB Subsidiary, or (B) there are any contracts or documents of a character required to be described in the S-4 Registration Statement or the Proxy Statement or to be filed as Exhibits to the S-4 Registration Statement that have not been described or filed as required insofar as such contracts or documents relate to Wes-Tenn, TCB, or any TCB Subsidiary.

            (ix) Upon the filing of this Agreement or a certificate of merger with respect to this Agreement with the Tennessee Secretary of State, the Parent Merger shall be effective under Tennessee law.

      The foregoing opinion shall be qualified to provide that counsel assumes no responsibility for the accuracy, completeness, or fairness of any financial statements or other financial or statistical data contained in the S-4 Registration Statement or the Proxy Statement, with respect to the information relating to Wes-Tenn, TCB, or any TCB Subsidiary contained in such S-4 Registration Statement or the Proxy Statement. In rendering such opinion, counsel may rely on certifications of factual matters made by officers and directors of Wes-Tenn, TCB, or any TCB Subsidiary, certificates of public officials, and opinions of local counsel acceptable to BancorpSouth.

      (e) Letter of Wes-Tenn CPA. Wes-Tenn shall have delivered to BancorpSouth a letter from the Wes-Tenn CPA, in form and substance satisfactory to BancorpSouth and dated as of the Mailing Date, to the effect that:

            (i) they are independent certified public accountants with respect to Wes-Tenn, TCB, and the TCB Subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder;

            (ii) in their opinion the consolidated financial statements of Wes-Tenn, TCB, and the TCB Subsidiaries examined by them and included in the S-4 Registration Statement or Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, and of the rules and regulations issued by the SEC thereunder; and

            (iii) at the request of BancorpSouth they have taken the following actions on a specified date not more than five business days prior to the Mailing Date, which actions do not constitute an examination in accordance with GAAP consistently applied as follows: (A) read the financial statements included in the S-4 Registration Statement or the Proxy Statement, if any; (B) read the financial statements for the period from the date of the most recent financial statements included in the Proxy Statement through the date of the most recent interim financial statements available in the ordinary course of business; (C) read the minutes of the meetings of stockholders of Wes-Tenn and of the Boards of Directors of Wes-Tenn, TCB, and each TCB Subsidiary from January 1, 1995 to said date not more than five business days prior to the Mailing Date; and (D) made inquiries of certain officers and employees of Wes-Tenn, TCB, and each TCB Subsidiary who have responsibility for financial and accounting matters as to (1) whether the financial statements included in the S-4 Registration Statement or the Proxy Statement, if any, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, respectively, and the published rules and regulations issued by the SEC thereunder; (2) whether said financial statements are fairly presented in conformity with GAAP consistently applied; and (3) whether there has been any change in capital stock or long-term debt or any material decrease in combined total assets, stockholders' equity, income before income taxes, or in the total or per share amounts of combined income before securities gains or losses or net income of Wes-Tenn, TCB, or the TCB

      Subsidiaries; and, based on such investigations, nothing has come to their attention which would cause them to believe that: (i) the financial statements of Wes-Tenn, TCB, and the TCB Subsidiaries included in the S-4 Registration Statement or the Proxy Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations issued by the SEC thereunder; (ii) said financial statements are not fairly presented in conformity with GAAP consistently applied; (iii) as of said date not more than five business days prior to the Mailing Date, there was, except as set forth in the S-4 Registration Statement or the Proxy Statement, any (x) change in capital stock or long-term debt of Wes-Tenn, TCB, or any TCB Subsidiary or (y) decrease in consolidated total assets or stockholders' equity of Wes-Tenn, TCB, or any TCB Subsidiary, in each case as compared with the amounts shown in the combined balance sheet of Wes-Tenn, TCB, and the TCB Subsidiaries at the date of the most recent financial statements included in the S-4 Registration Statement or the Proxy Statement; or (iv) for the period from the date of the most recent financial statements included in the S-4 Registration Statement or the Proxy Statement to said date not more than five business days prior to the Mailing Date, there were not, except as set forth in the S-4 Registration Statement or the Proxy Statement, any decreases, as compared with the corresponding portion of the preceding 12-month period, in combined income before income taxes or in the total or per share amounts of income before securities gains or losses or combined net income.

BancorpSouth may, at its own cost and expense, require that the Letter of the Wes-Tenn CPA be reissued at the Closing Date, confirming the conclusions reached therein as of a date not more than five (5) business days prior to the Closing Date.

      (f) Updated Wes-Tenn Schedules. Wes-Tenn shall have delivered to BancorpSouth such supplements as may be necessary or appropriate to ensure the accuracy and completeness as of the Closing Date of the information disclosed in the Schedules provided by Wes-Tenn pursuant hereto.

      (g) Outstanding Shares. Not more than 2,519,212 shares of Wes-Tenn Common Stock shall be outstanding immediately prior to the Effective Time of the Transaction, and there shall be outstanding no other equity securities or other securities convertible into, or exercisable or exchangeable for, equity securities of Wes-Tenn or any securities or agreements providing for the issuance of equity securities of TCB or any TCB Subsidiary.

      (h) Resignations of Officers and Directors. The directors and statutory officers of Wes-Tenn, TCB, and each TCB Subsidiary shall have submitted their resignations, effective as of the Effective Time of the Transaction; provided, however, that employees of TCB or any TCB Subsidiary who are retained by Volunteer after the Transaction shall have such offices and titles as may be agreed upon between Volunteer and such employee.


                                 ARTICLE SIX

                                 TERMINATION

      Section 6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Transaction:

      (a) By mutual written consent authorized by the boards of directors of each of BancorpSouth and Wes-Tenn.

      (b) By the board of directors of BancorpSouth, upon delivery of written notice of termination to Wes-Tenn, if any event occurs, after giving Wes-Tenn thirty days' written notice thereof and the opportunity to satisfy such conditions, which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of BancorpSouth to effect the Transaction set forth in Section 5.3 hereof, and noncompliance is not waived by BancorpSouth.

      (c) By the board of directors of Wes-Tenn, upon delivery of written notice of termination to BancorpSouth, if any event occurs, after giving BancorpSouth thirty days' written notice thereof and the opportunity to satisfy such conditions, which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Wes-Tenn to effect the Transaction set forth in Section 5.2 hereof, and noncompliance is not waived by Wes-Tenn.

      (d) By the board of directors of BancorpSouth or the board of directors of Wes-Tenn in the event (i) the Effective Time of the Transaction shall not have occurred on or before March 31, 1996, subject to extension as provided in
Section 5.1(a) hereof; or (ii) any court of competent jurisdiction in the United States or other federal or state governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Transaction or other transactions contemplated hereunder.

      (e) As provided in Section 1.2 with respect to the respective rights of the parties to terminate this Agreement upon a refusal to recompute the Exchange Ratio.

      Section 6.2       Effect of Termination.

      If this Agreement is terminated pursuant to Section 6.1 hereof, all further obligations of the parties hereto under this Agreement shall terminate and the Transaction shall be abandoned, except that the provisions of this
Section 6.2 and Sections 2.10 (brokers), and 4.3(b) (confidential information) hereof shall survive any such termination and abandonment of the Transaction and such termination shall be without prejudice to the rights of any party to seek damages or other remedies in respect of the breach of this Agreement.

      (b) Notwithstanding the foregoing, in the event this Agreement is terminated (i) by BancorpSouth pursuant to Section 6.1(b) hereof for failure to satisfy the conditions set forth in Sections 5.3(a) and (b), or (ii) by Wes-Tenn pursuant to Section 6.1(c) hereof for failure to satisfy the conditions set forth in Sections 5.2(a) and (b), then the party terminating this Agreement shall be entitled to reimbursement from the other party for the costs and expenses (including fees and expenses of attorneys, auditors and financial advisors) actually and reasonably incurred by it in connection with this Agreement and the transactions contemplated hereby.


                                ARTICLE SEVEN

                                MISCELLANEOUS

      Section 7.1 Boards of Directors. The parties hereto agree that, at the Effective Time of the Transaction, the number of directors on Volunteer's board of directors shall be increased by up to eight (8) persons.
BancorpSouth, as the sole shareholder of Volunteer, shall at such time have these additional Volunteer directorships filled by the election of the directors of Wes-Tenn whose names are set forth at Exhibit 7.1 hereto. The former Wes-Tenn directors shall be elected by BancorpSouth to serve as directors of Volunteer upon the same terms as other directors of Volunteer; provided that BancorpSouth and Volunteer shall take such action as is necessary to waive Volunteer's retirement age for a period of two (2) years with respect to any former Wes-Tenn director who is sixty-four (64) years of age or older as of the date of election to the Volunteer board. BancorpSouth agrees that, after the Effective Time of the Transaction, a former Wes-Tenn director chosen by BancorpSouth (after consultation with the former Wes-Tenn directors then serving as directors of Volunteer) shall be nominated for a seat on the BancorpSouth board of directors, in accordance with the normal nominating procedure of BancorpSouth.

      Section 7.2 Expenses. Each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including the fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, however, that if the liabilities and expenses incurred or to be incurred by or on behalf of Wes-Tenn for legal, investment banking, brokerage, or other consultant services related to the Transaction (other than accounting services) shall exceed $225,000 in the aggregate, then amount of such excess shall be deducted from the Wes-Tenn Book Value and the Exchange Ratio shall be reduced proportionately.

      Section 7.3 Entire Agreement; Amendment. This Agreement, including any Exhibits and Schedules hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein. No amendment, modification, or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought; provided, however, that, after approval by Wes-Tenn's shareholders, there can be no amendment which will affect the rights of such shareholders.

      Section 7.4 Waiver. No delay or failure on the part of any party hereto to exercise any right, power, or privilege under this Agreement or under any other instrument given in connection with or pursuant to this Agreement shall impair any such right, power, or privilege or be construed as a waiver of any default or as acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of any such right, power, or privilege or the exercise of any other right, power, or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      Section 7.5 Governing Law; Jurisdiction and Venue. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating hereto, shall be governed by and construed in accordance with the laws of the State of Tennessee as applied to contracts executed in and to be performed in the State of Tennessee. By execution of this Agreement both parties agree that they are subject to the jurisdiction of the courts of Tennessee in any action brought relating to this Agreement, and that any such action may be properly brought in the Chancery Court of Davidson County or Shelby County, Tennessee.

      Section 7.6 Governmental Agencies. All references herein to various applicable governmental regulatory agencies shall be deemed to include, to the extent required by law, any other such regulatory agency that, by virtue of legislative change or any action permitted to a party hereunder, properly assumes jurisdiction of any of the transactions contemplated in this Agreement.

      Section 7.7 Specific Performance. The parties recognize and hereby acknowledge that it is impossible adequately to measure in money the damages that would result to a party by reason of the failure of any of the parties to perform any of the obligations imposed upon it by this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific performance of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

      Section 7.8 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex, or facsimile transmission, addressed as follows:

      (i) If to BancorpSouth to:

                        BancorpSouth, Inc.
                        One Mississippi Plaza
                        Tupelo, Mississippi 38801
                        Attention: Aubrey Burns Patterson
                                   Chairman of the Board

                        Volunteer Bank
                        301 E. Main Street
                        Jackson, Tennessee  38301
                        Attention:  Michael W. Weeks

      with copies (which shall not constitute notice) to:

                        Frank A. Riley, Esq.
                        Riley, Ford, Caldwell & Cork
                        P.O. Box 1836
                        Tupelo, Mississippi  38802

                        Ralph W. Davis, Esq.
                        Waller Lansden Dortch & Davis
                        511 Union Street, Suite 2100
                        Nashville, Tennessee  37219-1760

      (ii) If to Wes-Tenn to:

                        Wes-Tenn Bancorp, Inc.
                        200 West Washington
                        Covington, Tennessee  38019
                        Attention: Charles M. Ennis
                                   President and CEO

      with a copy (which shall not constitute notice) to:

                        Robert Walker, Esq.
                        Baker, Donelson, Bearman & Caldwell
                        165 Madison Avenue, Suite 2000
                        Memphis, Tennessee 38103

Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication sent by mail shall be deemed to have been given two business days after the date of such mailing (except that a notice of change of address shall not be deemed to have been given until received by the addressee). Notices sent by telegram, telex, facsimile transmission, or hand-delivery shall be deemed to have been given as of the date received.

      Section 7.9 No Third Party Beneficiaries. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, legal representatives as permitted hereunder, and any other persons or entities specifically designated herein.

      Section 7.10 No Assignment. This Agreement may not be assigned by either of the parties hereto, except as contemplated hereby and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and legal representatives (whether by merger, operation of law, or otherwise).

      Section 7.11 Headings. Article and section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof.

      Section 7.12 Termination of Representations and Warranties. Except as otherwise provided in this Agreement, the representations and warranties of the parties set forth in this Agreement or in certificates, schedules, or other documents delivered pursuant hereto shall expire at, and be terminated and extinguished at, the third anniversary of the Closing; provided, however, that in the case of consummation of the Transaction, no representation or warranty of Wes-Tenn provided for herein shall be deemed to be terminated or extinguished so as to deprive BancorpSouth of any defense in law or equity that it otherwise would have to any claim against it by any person, including, without limitation, any shareholder or former shareholder of Wes-Tenn.

      Section 7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which counterparts shall constitute one and the same Agreement.


                                  ARTICLE 8

                                 DEFINITIONS

      Section 8.1 Defined Terms: Except as otherwise expressly provided herein, the capitalized terms set forth below (in their singular and plural forms, as applicable) shall have the following meanings:

      "Applicable Environmental Laws" shall mean the federal, state, regional, county, parish, municipal, and local environmental laws, regulations, ordinances, rules and policies relating to the use, handling, treatment, storage, transportation, disposal, emissions, discharges or releases of Hazardous Substances, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified until the Closing Date, including, without limitation, the following statutes: Federal Resources Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; Federal Clean Air Act, 42 U.S.C.
Section 7401, et seq.; Federal Water Pollution Control Act, Federal Clean
Water Act of 1977, 33 U.S.C. Section 1251, et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Section 136, et seq.; Federal Hazardous Materials Transportation Act, 48 U.S.C. Section 1801, et seq.; Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Federal Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.

      "BancorpSouth Subsidiaries" shall refer collectively to Volunteer, Bank of Mississippi, and Laurel Federal Savings and Loan Association.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and any related rules and regulations.

      "Environmental Condition" shall mean any Release, or the generation, manufacture, refining, transportation, treatment, storage, handling, disposal, transfer, production or processing of a Hazardous Substance in violation of any Applicable Environmental Law.

      "Environmental Notice" shall refer to any summons, citation, order, proceeding, judgment, letter or other written communication from the Tennessee Department of Environment and Conservation, any other federal, state or local agency or authority, or any other entity, group, or individual, concerning any intentional or unintentional act or omission that is alleged to have resulted in an Environmental Condition or relating in any way to the Applicable Environmental Laws or Hazardous Substances.

      "Governing Documents" shall mean, each as amended, (i) with respect to BancorpSouth, its Articles of Incorporation and bylaws, (ii) with respect to Volunteer, Wes-Tenn, TCB, and each of the TCB Subsidiaries, their respective Charters and bylaws.

      "Hazardous Substances" shall mean any toxic or hazardous waste, pollutants or substances, including, without limitations, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substances", "hazardous waste", "toxic substances", or "toxic pollutant", in or pursuant to the applicable Environmental Laws.

      "Material Adverse Effect" shall mean the occurrence of any event, circumstance, or condition, which, if determined adversely to the affected party, would have a material adverse effect on the assets, business, employees, revenue, income, condition (financial or otherwise), liabilities, net worth, or results of operations of such party, provided however, that adverse fluctuations in the market price for BancorpSouth Common Stock shall not be considered an indication of a Material Adverse Effect.

      "Regulatory Authorities" shall mean the SEC, the FRB, the FDIC, the TDFI, and the Secretaries of State of the States of Tennessee and Mississippi.

      "Release" shall mean the presence of, or releasing, placing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leeching, disposing or dumping of, any Hazardous Substances, whether intentional or unintentional.

"Wes-Tenn CPA" shall mean the firm of independent, certified public accountants for Wes-Tenn.

      "TDFI" shall mean the Tennessee Department of Financial Institutions.

      Section 8.2 Additional Defined Terms: The capitalized terms set forth below (in their singular and plural forms, as applicable) shall have the meanings set forth in the sections identified:

Term                                     Section
- ----                                     -------
Act                                      Preamble
Agreement                                Preamble
BancorpSouth                             Preamble
BancorpSouth Common Stock                1.1
BancorpSouth Financial Statement         3.5(a)
BancorpSouth Price                       1.2(b)
BancorpSouth Shareholders' Meeting       1.5(b)
Bank Merger                              Preamble
BCA                                      1.2(d)
Closing                                  1.7
Closing Date                             1.7
Code                                     Preamble
Confidential Information                 4.3(b)
Effective Time of the Transaction        1.8(a)
Eligible Wes-Tenn Shareholder            1.2(a)
ERISA                                    2.16
Exchange Act                             2.19
Exchange Agent                           1.3(a)
Exchange Ratio                           1.2(a)
FDIA                                     2.12
FDIC                                     2.1
FRB                                      1.6
GAAP                                     1.2(b)
IRS                                      2.6(b)
Mailing Date                             2.19
Parent Merger                            Preamble
Pension Plan                             2.16
Proxy Statement                          1.9(a)(ii)
Recalculated Price                       1.2(c)
S-4 Registration Statement               1.9(a)(vii)
SEC                                      1.6
Securities Act                           2.4(b)
Stock Event                              1.2(a)
Surviving Corporation                    1.1(a)
TCB                                      Preamble
TCB Subsidiaries                         Preamble
TCF                                      Preamble
Takeover Proposal                        4.1(k)
Transaction                              Preamble
Volunteer                                Preamble
Wes-Tenn                                 Preamble
Wes-Tenn Book Value                      1.2(b)

Wes-Tenn Common Stock                    1.1(a)
Wes-Tenn Financial Statements            2.5(a)
Wes-Tenn Mortgage                        Preamble
Wes-Tenn Real Property                   2.9(b)
Wes-Tenn Shareholders' Meeting           1.5
Wes-Tenn Tax Returns                     2.6(a)
Wes-Tenn Taxes                           2.6(d)
West Tennessee Life                      Preamble


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf and in their name, on the day and year first above written.


[CORPORATE SEAL]              BANCORPSOUTH, INC.


ATTEST:                       By:  /s/ Aubrey B. Patterson
                                 ---------------------------
                                 Chairman of the Board

/s/ Cathy M. Robertson
- ----------------------
Secretary


[CORPORATE SEAL]              WES-TENN BANCORP, INC.


ATTEST:                       By:   /s/ Charles M. Ennis
                                 ---------------------------
                                 President

 /s/ Janeice Frisbee
- ----------------------
Secretary

                            Schedules and Exhibits



Schedule 2.1(a)         States in Which Qualified as Foreign Corporation

Schedule 2.1(b)         Organizational Documents

Schedule 2.7            Insurance

Schedule 2.8            Legal Proceedings

Schedule 2.13           Intellectual Property

Schedule 2.14           Material Contracts

Schedule 3.4            5% Shareholders; Options and Warrants; Voting Agreements

Schedule 3.6            Legal Proceedings

Schedule 3.10           Certain Changes or Events

Exhibit 4.12            Affiliate Letter

Exhibit 7.1             Directors of Wes-Tenn Bancorp, Inc.


      BancorpSouth agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.